UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHAMPIONX CORPORATION
(Name of Registrant as specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHAMPIONX

Continuously Improving

2024 Proxy Statement

Notice of Annual Meeting of Shareholders
May 15, 2024

Notice of Annual Meeting of Shareholders
To be Held May 15, 2024

April 3, 2024
Dear Fellow Shareholders:
On behalf of the Board of Directors (the “Board”) of ChampionX Corporation (“ChampionX,” the “Company,” “we,” “us,” or “our”), we cordially invite you to attend the Company’s Annual Meeting of Shareholders (the “Meeting”) on May 15, 2024 at 8:00 a.m., Central Time. The Meeting will be virtual, conducted exclusively via live webcast at www.meetnow.global/MWX5FQN. We believe that a virtual Meeting provides easier and greater access to the Meeting, which enables participation by the broadest number of shareholders.
At the Meeting, shareholders will be asked to consider and act upon the following matters:
1.Elect eight directors;
2.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024;
3.Approve, on an advisory basis, the compensation of the Company’s named executive officers for 2023 (“Say-on-Pay”); and
4.Such other business as may properly come before the Meeting.
These items are fully described in the following pages, which are made a part of this notice.
All shareholders of record at the close of business on March 18, 2024 are entitled to vote at the Meeting or any postponement or adjournment thereof.
We plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 3, 2024.
Your vote is very important. Whether or not you plan to attend the Meeting, we urge you to review the proxy materials and vote your shares as soon as possible.
On behalf of the Board and our management team, I extend our appreciation for your support.
JULIA WRIGHT
Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2024

Our proxy statement, together with the form of proxy card, and our 2023 Annual Report are available at www.envisionreports.com/CHX

SUMMARY

This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”), which is being provided to our shareholders in connection with the solicitation of proxies by the Board of ChampionX for use at our 2024 Annual Meeting of Shareholders. We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 3, 2024. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	8:00 a.m., Central Time on May 15, 2024
Virtual Meeting:	www.meetnow.global/MWX5FQN
Eligibility to Vote:	You are entitled to vote if you were a shareholder of record at the close of business on March 18, 2024

To participate in the virtual Meeting, you will need the control number printed on your Notice or proxy card. The Meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the Meeting prior to the start time. If you experience technical difficulties during the check-in process or during the Meeting, support is available at 1-888-724-2416 (inside the United States and Canada) or 1-781-575-2748 (all other locations).

Voting Matters and Board Recommendation

	Board’s Voting Recommendation	Page Reference
Election of the eight nominees for director named in this Proxy Statement until the 2025 annual meeting of shareholders (Item 1)	FOR EACH DIRECTOR NOMINEE	16
Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2024 (Item 2)	FOR	26
Advisory vote to approve compensation of the Company’s named executive officers (Item 3)	FOR	29

How to Cast Your Vote
If your shares are registered directly in your name with our transfer agent, you may submit your vote by Internet, telephone or mail.

INTERNET To vote before the Meeting, visit www.envisionreports.com/CHX To vote at the meeting, visit www.meetnow.global/MWX5FQN You will need the control number on your Notice or proxy card	BY TELEPHONE 1-800-652-8683 until 8 a.m., Central Time on May 15, 2024	BY MAIL Completing, signing, dating and returning your proxy card before May 15, 2024
If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker or other nominee to vote your shares.

Board and Board Committees; Board Nominees

Name	Age	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Current Board Members Nominated for Re-Election:
Heidi S. Alderman	64	Former Senior Vice President, Intermediates, BASF Corporation	Yes	COMP, G&N	None
Mamatha Chamarthi	54	Head of Software Business & Product Management (Global, Americas, Asia), Stellantis N.V.	Yes	AUD	None
Carlos A. Fierro	63	Senior Advisor, Guggenheim Securities	Yes	AUD	None
Gary P. Luquette	68	Retired Chief Executive Officer, Frank’s International N.V.	Yes	COMP, G&N	None
Elaine Pickle	59	Retired Senior Audit Partner, Ernst & Young LLP	Yes	AUD	DT Midstream
Stuart Porter	58	Founder, Managing Partner, CEO and Chief Investment Officer, Denham Capital	Yes	COMP	GameSquare Holdings, Inc.
Daniel W. Rabun	69	Retired Chief Executive Officer, Ensco plc	Yes	COMP, G&N	APA Corp.; Golar LNG; Borr Drilling Ltd.
Sivasankaran (“Soma”) Somasundaram	58	President & Chief Executive Officer, ChampionX	No		Lennox International Inc.
Current Board Member Retiring and Not Standing for Re-Election:
Stephen M. Todd	75	Retired Global Vice Chairman, Ernst & Young Global Ltd.	Yes	AUD	Dover Corp.
The standing committees of the Board are the Audit Committee (AUD), Compensation Committee (COMP), and Governance and Nominating Committee (G&N).
Director Nominee Highlights

Gender Diversity	Racial/Ethnic Diversity	Independent
38%	38%	88%

Age		Tenure
50%	50%	50%	50%
50-60	60-69	2-4 years	6 years

Governance Highlights
The following actions are reflective of our commitment to transparency and good corporate governance:

✓	Independent Chair of the Board	✓	7 of 8 director nominees are independent
✓	Majority of Board seats held by women or persons of Asian or Hispanic background	✓	All members of Board committees are independent
✓	Annual elections of the entire Board by a majority of votes cast (for uncontested elections)	✓	Directors and officers of the Company are prohibited from pledging (subject to limited exceptions) or hedging shares of our stock
✓	Executive sessions of independent directors	✓	Robust management and Board succession planning
✓	Stock ownership guidelines for directors and senior officers	✓	Comprehensive individual Board member evaluations
Shareholder Engagement
It is important to us to engage with our shareholders and maintain regular, constructive dialogue and solicit valuable feedback on our efforts to increase shareholder value. In 2023, we held 259 engagements with institutional investors, consisting of both prospective shareholders and shareholders representing more than half of our outstanding shares of common stock. We also hosted an Investor Day in New York in March 2023 to provide a detailed review of the Company’s value proposition for shareholders, including our portfolio of products and services, distinctive strategic vision, operating philosophy and culture, and financial profile. Feedback from these engagements has informed our viewpoints and decisions.

Business Highlights
2023 was a year of continued strong earnings momentum for ChampionX with robust adjusted EBITDA growth, differentiated adjusted EBITDA margin expansion and strong free cash flow generation. Our commitment to value creation for our shareholders includes returning capital through a regular quarterly dividend and share repurchases. We paid $65 million in dividends to shareholders in 2023. Following the initial approval of the dividend program in February 2022, the Board approved a 13% increase in the quarterly dividend in February 2023. Also, through our share repurchase program, we returned $278 million to shareholders in 2023, for an aggregate of $458 million shares repurchased since the initiation of our share repurchase program in March 2022. As an indication of our continued commitment to our shareholders, in January 2024, the Board approved a $750 million increase in our share repurchase program and an increase in our quarterly dividend of 12% to $0.095 per share. The Company’s revenue growth and earnings expansion through 2023 has provided the foundation for our cash flow which generates the capital returned to, and value created for, our shareholders. We remain focused on delivering profitable growth by helping our customers maximize the value of their producing assets in sustainable and cost-effective ways, leveraging our technology, digital and emissions capabilities and first-class customer service.

Executive Compensation Highlights
The Compensation Committee of the Board (the “Compensation Committee”) is committed to targeting reasonable and competitive total compensation for our executive officers, with a significant portion of that compensation being performance-based. Compensation for our named executive officers (“NEOs”) was increased by 4.5-6% in 2023, with equity components increased more than base salary and annual incentive to further incentivize achievement of business performance that generates shareholder value over the long-term. The Compensation Committee increased the weight of Consolidated Adjusted Free Cash Flow (as described further below) and individual performance/strategic objectives measures in the design of annual incentive awards made to business presidents, in order to further align compensation with achievement of goals that promote shareholder value creation.

CEO Annual Compensation 87% Performance-Based in 2023	Non-CEO Named Executive Officer Annual Compensation 75% Performance-Based in 2023

Our compensation program is designed to align with and drive achievement of our business strategies. Core elements include a base salary, a short-term incentive, and long-term incentives which:
•Correlate executive pay with our financial performance on both a short-term and long-term basis;
•Emphasize operating performance and support our business strategies; and
•Link executive pay to measures that drive shareholder value.

Named Executive Officers
For 2023, our NEOs were:

Name	Age	Title
Soma Somasundaram	58	President and Chief Executive Officer
Kenneth M. Fisher	62	Executive Vice President and Chief Financial Officer
Deric Bryant	51	Chief Operating Officer and President, Chemical Technologies
Paul E. Mahoney	60	President, Production & Automation Technologies
Julia Wright	48	Senior Vice President, General Counsel and Secretary

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accountants for the year ended December 31, 2023 and provided certain tax and other services to us. Representatives of PwC are expected to be present online at the virtual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. As a matter of good corporate governance, we are requesting our shareholders ratify the selection of PwC as our independent registered public accountants for the year ending December 31, 2024.

General Information About the Annual Meeting
______________________________________________________________________________
We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by the Board of ChampionX for use at our 2024 Annual Meeting of Shareholders. We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 3, 2024.
Date, Place and Time of Meeting
The Meeting will be conducted virtually and exclusively via live webcast at www.meetnow.global/MWX5FQN on May 15, 2024 at 8:00 a.m., Central Time. Instructions for participating in the Meeting and submitting questions during the Meeting are found below under the heading “Attending the Meeting.” For purposes of attendance at the Meeting, all references in this Proxy Statement to “present in person” or “in person” shall mean virtually present at the Meeting.
Record Date
The record date for determining shareholders eligible to vote at the Meeting is March 18, 2024. As of the close of business on that date, we had outstanding 190,287,268 shares of common stock. Each share of common stock is entitled to one vote on each matter and shareholders may not cumulate their votes.
A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose relevant to the Meeting during ordinary business hours at our principal executive offices at 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381, for ten days prior to the Meeting.
Quorum
For purposes of the Meeting, there will be a quorum if the holders of a majority of the shares of our common stock issued and outstanding on the record date are present in person or by proxy. Abstentions and broker non-votes ( each of which are described below under “Vote Required; Effect of Abstentions and Broker Non-Votes”) will be counted as present for purposes of determining whether a quorum is present.
Attending the Meeting
You will be able to attend the Meeting online, vote your shares electronically and submit questions during the Meeting by visiting www.meetnow.global/MWX5FQN. If your shares are registered directly in your name with our transfer agent, you do not need to register to attend the Meeting virtually. To participate in the virtual Meeting, you will need the control number included on your Notice or proxy card.
If your shares are held in a stock brokerage account or by a bank or other nominee, you must register in advance to attend the Meeting virtually. To register, please request proof of your proxy power reflecting your ChampionX holdings from your broker or other nominee, and submit it along with your name and email address to Computershare, our transfer agent. Requests for registration must be labeled “Legal Proxy” and be received no later than 4:00 p.m., Central Time on May 10, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Registration materials and information should be sent:
By email: legalproxy@computershare.com
By mail:     Computershare
ChampionX Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
The Meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the Meeting prior to the start time. Online check-in will begin at 7:30 a.m., Central Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Meeting, support is available at 1-888-724-2416 (inside the United States and Canada) or 1-781-575-2748 (all other locations).
We will try to answer as many shareholder-submitted questions at the Meeting as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters, that are otherwise inappropriate or do not comply with the meeting rules of conduct. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Electronic Delivery of Proxy Materials
As permitted under Securities and Exchange Commission (“SEC”) rules, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of these proxy materials. We believe that this process expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Meeting. All shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy by mail or an electronic copy by e-mail by following the instructions in the Notice.
Items of Business
There are three items scheduled to be voted on at the Meeting:
1.Election of eight directors named in this Proxy Statement;
2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024; and
3.Advisory vote to approve the compensation of the Company’s named executive officers for 2023.
Vote Required; Effect of Abstentions and Broker Non-Votes
The voting options for each item scheduled to be voted on at the Meeting are “for,” “against” and “abstain.” If you specify that you wish to “abstain” from voting on an item, then your shares will not be voted on that particular item.
If your shares are held in a stock brokerage account or by a bank or other nominee and you do not give your broker, bank or other nominee specific voting instructions, your broker, bank or other nominee may vote your shares on the ratification of the appointment of PwC but may not vote your shares on any other item scheduled to be voted on at the Meeting. When a broker, bank or other nominee votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”
The election of directors is subject to majority voting. In an uncontested director election, such as the one to be voted on at the Meeting, the number of votes cast “for” the nominee must exceed the number of votes cast “against” his or her election. Abstentions and broker non-votes will not be considered votes “for” or “against” a nominee and will have no effect on the outcome of the election of directors.
The ratification of the appointment of PwC and the Say-on-Pay proposal each require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. The votes on Say-on-Pay are non-binding, but the Board will consider the result of the votes in making future decisions. An abstention will count as a vote against the ratification of the appointment of PwC and the Say-on-Pay proposal, whereas broker non-votes will have no effect on either item.
Voting Procedures
Most holders of our common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares. As a shareholder of record, you may vote online at the virtual Meeting, or by proxy over the Internet, by telephone or by mail by following the instructions provided in our proxy materials. If you are a shareholder of record and vote electronically, by mail or by telephone without making any specific selection, then your shares will be voted FOR all items.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and you must follow the instructions provided by your broker or other nominee to vote your shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and you are also invited to attend the virtual Meeting online. Your broker or other nominee will provide a voting instruction form for you to use in directing your broker or other nominee as to how to vote your shares, as well as instructions if you want to vote online at the Meeting. We strongly encourage you to instruct your broker or nominee how you wish to vote.
If you are a beneficial owner of shares and do not provide your broker or other nominee with voting instructions, the broker or other nominee will have discretionary authority to vote only on a routine matter. Brokers may vote on routine matters, such as ratification of the independent auditor, without customer voting instructions. However, brokers may not vote on non-routine matters, such as the election of directors and approval of executive compensation, without customer voting instructions. As noted above under “Vote Required; Effect of Abstentions and Broker Non-Votes,” broker-held shares that are not voted on non-routine matters are referred to as “broker non-votes.”
Revoking Your Proxy
If you are a shareholder of record, whether you give your proxy over the Internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting online at the virtual Meeting, electronically, by mail or by telephone so long as it is received prior to the Meeting. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy.
Proxy Solicitation Costs
We will bear the cost of soliciting proxies and will reimburse brokerage firms and other nominees for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. We may conduct solicitation of proxies by mail, personally, telephonically, or by email, through our directors, officers and other employees, none of whom will receive additional compensation for assisting with the solicitation.
Inspector of Election
A representative of Computershare will serve as the inspector of election at the Meeting.
Voting Results
We will announce preliminary voting results during the virtual Meeting and report final voting results within four business days of the Meeting on a Current Report on Form 8-K. You can access that Current Report on Form 8-K and our other reports we file with the SEC at our website www.investors.championx.com or at the SEC’s website www.sec.gov. The information provided on these websites is for information purposes only and is not incorporated by reference into this Proxy Statement.

Corporate Governance
______________________________________________________________________________
ChampionX is committed to conducting business in accordance with the highest level of ethical and corporate governance standards. The Board periodically reviews its corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by shareholders. The following describes some of the actions ChampionX has taken to help ensure our conduct earns the respect and trust of shareholders, customers, business partners, employees and the communities in which we live and work.
Governance Guidelines and Codes
The Board maintains written Corporate Governance Guidelines that set forth the responsibilities of the Board and the qualifications and independence of its members and the members of its standing committees. In addition, the Board adopted, among other codes and policies, a Code of Business Conduct & Ethics setting forth standards applicable to all of ChampionX’s companies and employees, a Code of Ethics for Chief Executive Officer and Senior Financial Officers applicable to our Chief Executive Officer (“CEO”), Chief Financial Officer, principal accounting officer and controller, and charters for each of its standing committees. Our culture makes ethics a priority and we expect every employee to act with honesty and integrity. To reinforce this priority, all employees, including executive officers, and the Board receive annual ethics, compliance and anti-corruption training. To further our commitment to improve lives by protecting and advancing human dignity and human rights in our global business practices, in 2023 the Board adopted our Human Rights Policy governing how we treat everyone, including our customers, employees, and business partners. The Human Rights Policy also applies throughout our supply chain, and together with our Global Anti-Human Trafficking Policy, we seek to drive ethical sourcing practices aimed at protecting human rights and supporting diverse suppliers. The Company also adopted a Supplier Code of Conduct to guide our suppliers on engaging in ethical, responsible and legal business practices in their operations around the world. All of these documents are available on our website at www.championx.com. Any waivers to our Code of Business Conduct & Ethics for directors or executive officers can only be made by the Board. There were no waivers of the Code of Business Conduct & Ethics or the Code of Ethics for Chief Executive Officer and Senior Financial Officers in 2023.
Board Leadership Structure
The Board conducts an annual assessment of its leadership structure to determine the structure that is the most appropriate for the Company at the time. The Board currently maintains a leadership structure whereby the Chair of the Board is an independent director. The Board believes that having a chair who is independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company’s strategy and performance. Our CEO is also a member of the Board as the management representative, and the Board anticipates that our CEO will be nominated annually to serve on the Board. We believe this is important to make information and insight directly available to the directors in their deliberations. The Board believes that its current leadership structure provides an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.
Under our Corporate Governance Guidelines, the Chair of the Board and the CEO role may be filled by the same individual, but the Board does not currently anticipate doing so. However, in the event the same individual serves as both Chair of the Board and the CEO or the Chair of the Board is otherwise not independent, to preserve the significant benefits provided by strong leadership, the non-employee directors of the Board will select a Lead Director who will have authority to, among other things, serve as liaison between the Chair of the Board and the independent directors, be available for consultation and direct communication with major shareholders, lead executive sessions of the Board, call meetings of the independent directors, and approve meeting agendas, schedules and information sent to the Board.
Risk Oversight
Senior management is responsible for day-to-day management of risks facing ChampionX, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of these responsibilities and for assessing the Company’s overall approach to risk management. The Board regularly assesses significant risks to the Company in the course of its review and oversight of the Company’s strategy and the Company’s annual operating plan. As part of its responsibilities, the Board and its standing committees also regularly review material strategic, operational, financial, legal, compensation and compliance risks with executive officers. As part of the Board’s review of the Company’s risk management policies and procedures in 2023, the Board concluded that the programs and practices are not reasonably likely to have a material adverse effect on the Company.
Oversight of specific risks is undertaken within the committees of the Board, including:

Audit Committee	Compensation Committee	Governance and Nominating Committee
Risks related to financial and other regulatory reporting	Risks related to compensation practices, including performance criteria and responding to shareholder “Say-on-Pay” votes	Risks related to sustainability/ESG strategy, initiatives and policies
Risks related to internal controls and enterprise risk assessment and management	Risks related to CEO and management succession	Risks related to CEO and management performance and emergency CEO succession
Risks related to compliance and legal matters, including complaints from whistleblowers	Risks related to talent recruitment, development and retention	Risks related to conflicts of interest and compliance with the Code of Business Conduct & Ethics
Risks related to cybersecurity and data and information technology systems	Compliance with stock ownership guidelines by directors and management	Risks related to Board composition, suitability and performance
Compliance Matters. The Audit Committee is responsible for overseeing compliance with the Company’s compliance policies, including the Code of Business Conduct & Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, Human Rights Policy, and other policies of the Company relating to compliance matters. The Company’s Chief Compliance Officer reports to the Audit Committee, or to the full Board, on a quarterly basis regarding compliance with these codes and policies, and reviews and assesses the design of the Company’s compliance program, including resources dedicated to the program, on an annual basis with the entire Board.
Sustainability. The Company’s sustainability initiative identified four ESG Priorities — Greenhouse Gas Emissions, Decarbonization Technologies, Sustainable Innovation and Digital Transformation, and Employee Attraction, Retention, and Development. Our Vice President ESG and Investor Relations, who reports directly to our President and CEO, reports on the Company’s progress in addressing these opportunities and risks and incorporating them into the Company’s decision-making processes for strategic development, capital allocation, enterprise risk management, investment, product development, and talent management to the Governance and Nominating Committee, or to the full Board, quarterly. Through these reports, the Governance and Nominating Committee oversees integration and alignment of the ESG Priorities with the Company’s strategic objectives and operating principles, as well as the ways in which such priorities, integration and alignment may enhance, or form risk to, shareholder value.
Cybersecurity. The Audit Committee oversees the Company’s global cybersecurity risk environment and the Company’s cybersecurity strategy and priorities. The Company’s Senior Vice President and Chief Information Officer (the “CIO”), together with other senior leadership, regularly reviews with the committee the Company’s global information technology matters, including technology and cybersecurity structure and strategic efforts to protect, optimize and support the growth of the Company. Our CIO and senior leadership review the results of both internal and independent assessments of the Company’s cybersecurity risk management capabilities with the committee, together with measures to be implemented to further strengthen the Company’s information technology infrastructure as the Company grows and evolves. The Company regularly provides information technology and cybersecurity training to employees, with at least one training session per year and regular distribution of cybersecurity safety tips. The Company also conducts regular internal phishing education campaigns to heighten employee awareness to cyber security threats, and our CIO reviews the results of these campaigns in her regular reports to the Audit Committee.

Enterprise Risk Management. The Audit Committee currently maintains responsibility for overseeing the Company’s enterprise risk management process and regularly reviews the Company’s major risk exposures and steps management has taken to monitor and control such exposure. The Company maintains an Enterprise Risk Committee with broad responsibility for the identification of material risks for the Company and the Company’s risk management process. The Enterprise Risk Committee consists of members from executive management, corporate compliance and internal audit, and has responsibilities that include the following:
•Implementation and maintenance of a process to identify, evaluate and prioritize risks to the achievement of the Company’s objectives;
•Alignment of risk decisions with the Company’s values, policies, procedures, and performance metrics;
•Support for the integration of risk assessment and controls into day-to-day business processes, planning and decision-making, including the availability of information and alignment with information technology assets;
•Identification of roles across the Company with responsibility for risk assessment and control functions;
•Regular evaluation of the overall design and operation of the risk assessment and control process, including the development of relevant metrics; and
•Regular reports to senior management and the Board regarding its processes and the most significant risks to the achievement of the Company’s objectives.
Compensation and Risk
We believe that our compensation programs are designed with appropriate risk mitigators, including:
•stock ownership guidelines for executive officers that align the interests of the executive officers with those of our shareholders;
•mix of base salary, cash incentive opportunities, and long-term equity compensation, that provides a balance of short-term and long-term incentives with fixed and variable components;
•inclusion of non-financial metrics, such as qualitative performance factors, in determining actual compensation payouts;
•use of restricted stock and other equity awards, including performance shares, that typically vest over a multi-year period, to encourage executives to take actions that promote the long-term sustainability of our business;
•evaluating compensation values and designs against industry peers to remain competitive and retain key talent;
•an absolute total shareholder return (“TSR”) collar on performance awards to limit amounts paid if absolute TSR declines over the performance period, and provides a payment floor if absolute TSR exceeds 15%, to align executives’ interests with those of our shareholders; and
•an executive compensation clawback policy with a three-year lookback requiring the recovery from current and former executive officers of any incentive compensation granted on the basis of restated financial results that complies with Nasdaq’s new clawback rules implemented under Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder.
Change in Director Occupation
Directors who retire or substantially change their principal position of employment are required to tender their resignation from the Board to the Governance and Nominating Committee, which the committee then considers and recommends to the Board whether to accept or reject the resignation.
Director Retirement Age and Tenure Policy
Pursuant to our Corporate Governance Guidelines, a non-employee director may not stand for re-election after he or she attains the age of 72 years. A non-employee director also may not stand for re-election upon the completion of ten years of service. The Board may waive these policies for a director in certain circumstances, and will include the rationale for such waiver in the proxy materials nominating such director for re-election. The Board waived the retirement age policy in 2023 to nominate Stephen M. Todd for re-election to provide a period of continuity of leadership, knowledge and experience on the Audit Committee, among other factors. With the other members completing a full year of service on the Audit Committee in February 2024, Mr. Todd is not standing for re-election at the Meeting.

Succession Planning
In accordance with our Corporate Governance Guidelines, the Board is responsible for oversight of management succession planning and believes in the importance of a sound management succession process. The Governance and Nominating Committee has established a CEO succession planning process that considers the profile and skills most critical to leadership of the Company, includes ongoing evaluation of a number of potential internal and external successor candidates, and addresses emergency, temporary scenarios as well as long-term succession.
Our CEO, with the assistance of the Compensation Committee, is responsible for developing and maintaining a succession process for potential succession of other key senior executive officers of the Company, including in the event of an unexpected occurrence. The independent members of the Board review and evaluate management succession at least annually, in connection with a report by the Compensation Committee and the CEO, including recommendations, evaluations and monitoring of the development of internal candidates.
The Board also believes that developing its own succession plan is important and reviews, on an annual basis, its director selection criteria, and its approach to Board and committee leadership structure and membership, with a focus on critical board skills, diversity and independence.
Director Attendance at Shareholders Meetings
Recognizing that director attendance at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with the directors about matters affecting the Company, our directors are encouraged to attend such meetings. All of our directors then in office attended the Company’s 2023 annual meeting of shareholders.
Stock Ownership Guidelines
The Company maintains a policy that requires executive officers to hold a number of shares with a value at least equal to a pre-determined multiple of each executive officer’s annual salary within five years from the date the executive becomes subject to the guidelines. This policy is discussed under “Additional Executive Compensation Governance Considerations” in the “Compensation Discussion and Analysis” section. In addition, each independent director is expected to hold a number of shares with a value at least equal to five times the base annual cash compensation paid to each such director during the period he or she is a director. See “Item 1: Election of Directors — Director Compensation” for additional information.
Anti-Hedging and Anti-Pledging Policy
The Company maintains a Securities Trading Policy which prohibits directors, officers, and certain other employees from pledging (subject to limited exceptions) or hedging shares of ChampionX stock.
Directors’ Meetings
During 2023, the Board met five times and held informational sessions with management to review and discuss matters and opportunities related to the Company’s execution of its strategic objectives. Each director then in office attended at least 75% of the meetings of the Board and the Board committees on which the director served. The Board conducts executive sessions in conjunction with its regularly scheduled meetings at least quarterly without management representatives present. Mr. Rabun, as Chair of the Board, presides at these sessions. If Mr. Rabun is determined to no longer be an independent director or is not present at any of these sessions, the non-employee directors of the Board shall elect a Lead Director to preside.
Board and Committee Evaluations
The Board and each of its standing committees conduct an annual evaluation to determine whether the Board is functioning effectively both at the Board and at the committee levels. The Board recognizes that a robust evaluation process is an essential component of strong corporate governance practices and ensuring Board effectiveness. The Governance and Nominating Committee oversees an annual evaluation process led by the committee’s chair and the Chair of the Board. Each director completes a detailed written annual evaluation of the Board and the committees on which he or she serves. These Board evaluations are designed to assess the skills, qualifications, and experience represented on the Board and its committees, and to determine whether the Board and committees are functioning effectively. The process also evaluates the relationship between management and the Board, including the level of access to management, responsiveness of management, and the effectiveness of the Board’s evaluation of management performance. The results of this Board evaluation are discussed in executive session by the full Board. The results of each committee evaluation are discussed in executive session by each committee and then reported to the full Board in executive session. Changes to the Board’s and its committees’ practices are implemented as appropriate. In addition, evaluations of the performance of individual directors are completed bi-annually, conducted through interviews with the Chair of the Board and the chair of the Governance and Nominating Committee, who then share the results of these assessments with the individual directors. The Chair of the Board and the chair of the Governance and Nominating Committee do not participate in the interviews related to their own performance.
Procedures for Approval of Related Person Transactions
We generally do not engage in transactions in which any of our “related persons” have a material interest. Our related persons are (i) our executive officers, (ii) our directors and director nominees, (iii) any shareholders holding more than 5% of our outstanding common stock (a “5% shareholder”), (iv) immediate family members of our executive officers, directors, director nominees and 5% shareholders and (v) persons (other than tenants and employees) sharing the household of our executive officers, directors, director nominees and 5% shareholders. Should a proposed transaction or series of similar transactions involve a related person, the related person had, has or will have a direct or indirect material interest in the transaction(s) and the amount involved exceeds $120,000 (a “related person transaction”), the transaction would be reviewed by the Governance and Nominating Committee in accordance with the Related Person Transactions Policy and Procedures adopted by the Board, which are posted on our website.
Under the procedures, our General Counsel determines whether a proposed transaction requires review by the Governance and Nominating Committee under the policy and, if so, presents the transaction to the Governance and Nominating Committee for review and consideration at its next regularly scheduled meeting. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves, rejects or ratifies the transaction. If the proposed transaction is immaterial, the chair of the Governance and Nominating Committee may approve the transaction and report the transaction at the next meeting of the Governance and Nominating Committee. If it is impractical to postpone the proposed transaction until the next meeting of the Governance and Nominating Committee, the chair of such committee decides whether to (i) approve the transaction and report the transaction at the next meeting of the Governance and Nominating Committee or (ii) call a special meeting of the Governance and Nominating Committee to review the transaction. Should the proposed transaction involve the CEO or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve, reject or ratify the transaction. No director may participate in the review of any transaction in which he or she had, has or will have a direct or indirect material interest.
There were no related person transactions during 2023 that are required to be reported in this Proxy Statement.
Communication with the Board
Shareholders and other interested parties may contact any member of the Board, as a group or individually, any committee, or the independent directors as a group, by writing to them at ChampionX Corporation, c/o Secretary, 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381. Our General Counsel and Secretary, an employee, reviews all communications directed to any committee and the Board. The chair of the Audit Committee is promptly notified of any substantive communication involving accounting, internal controls, or audit matters. The Chair of the Board is promptly notified of any other significant communication, and any Board-related matters which are addressed to a named director are promptly sent to that director. Copies of all communications are available for review by any director. Some communications, such as advertisements, business solicitations, junk mail, resumes, and any communication that is overly hostile, threatening, or illegal will not be forwarded to the Board. Communications may be made anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:
•required or advisable in connection with any governmental investigation or report; or
•in the interests of ChampionX, consistent with the goals of our Code of Business Conduct & Ethics.

Director Independence
Director independence is determined in accordance with the listing standards of the various securities exchanges as well as by the rules and regulations of the SEC. Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit, Compensation, and Governance and Nominating Committees must be independent from management and must meet all of the applicable criteria for independence established by Nasdaq and the SEC. The Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with ChampionX, directly or as an officer, shareholder or partner of an organization that has a material relationship with ChampionX.
The Board has determined that each director, except for Mr. Somasundaram, has no material relationship with ChampionX and meets the independence requirements of Nasdaq and the SEC.
Committees of the Board of Directors
The Board has a standing Audit Committee, Governance and Nominating Committee, and Compensation Committee. The charters adopted by the Board for each committee, which describe each committee’s responsibilities, authority and resources in greater detail, are available on our website at investors.championx.com.

Audit Committee
Stephen M. Todd    Meetings Held in 2023: 7
Committee Chair
Additional Committee Members in 2023: Mamatha Chamarthi, Carlos A. Fierro, and Elaine Pickle
Primary Responsibilities: The Audit Committee is responsible for, among other matters:
•Selecting and engaging the independent registered public accounting firm (“independent auditors”);
•Overseeing the work of the independent auditors and the Company’s internal audit function;
•Approving in advance all services to be provided by, and all fees to be paid to, the independent auditors, who report directly to the committee;
•Overseeing the adequacy and integrity of the Company’s financial statements and its financial reporting and disclosure practices;
•Reviewing with management and the independent auditors the audit plan and results of the auditing engagement;
•Reviewing with management and the independent auditors the quality and adequacy of the Company’s internal control over financial reporting; and
•Overseeing the Company’s financial, legal, cybersecurity, enterprise and compliance risk assessments and programs.
The responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent auditors ChampionX’s annual audited financial statements and quarterly financial statements prior to inclusion in the Company’s Annual Report on Form 10-K, quarterly earnings releases published by the Company, and other public filings in accordance with applicable rules and regulations of the SEC. The Audit Committee also receives regular reports from management with respect to cybersecurity, enterprise and legal and compliance risks.
The Audit Committee holds regular quarterly meetings at which it meets separately with the Company’s independent auditors, and with the Chief Financial Officer to assess certain matters, including the status of the independent audit process, and management’s assessment of the effectiveness of disclosure controls and procedures. In addition, the Audit Committee, as a whole, will review and meet to discuss the contents of each Form 10-Q and review and approve the Form 10-K (including the financial statements) prior to its filing with the SEC.
Independence: All members of the Audit Committee qualify as independent directors for audit committee membership and are financially literate according to the rules and regulations of the SEC and Nasdaq. Messrs. Fierro and Todd and Ms. Pickle each qualify as an “audit committee financial expert” as defined under SEC rules and as “financially sophisticated” under Nasdaq corporate governance requirements.

Please see the Audit Committee Report for additional information on the manner in which the committee fulfilled its responsibilities in 2023.
At the conclusion of the Meeting, Ms. Pickle will succeed Mr. Todd as Chair of the Audit Committee.

Governance and Nominating Committee
Daniel W. Rabun    Meetings Held in 2023: 4
Committee Chair
Additional Committee Members in 2023: Heidi S. Alderman and Gary P. Luquette
Primary Responsibilities: The Governance and Nominating Committee is responsible for, among other matters:
•Developing, reviewing, and recommending to the Board corporate governance guidelines and the Company’s Code of Business Conduct & Ethics;
•Identifying and recommending to the Board candidates for election as directors and any changes it believes desirable in the size and composition of the Board;
•Making recommendations to the Board concerning the structure and membership of the Board committees;
•Monitoring and reviewing the overall adequacy of, and overseeing the Company’s ESG strategy, initiatives and policy;
•Overseeing the approval, rejection or ratification of related person transactions in accordance with the Company’s Related Person Transactions Policy and Procedures; and
•Developing and overseeing the process for the Board and committee self-evaluations and the process by which the CEO and senior management are evaluated.

Qualification and Nominations of Directors
The Governance and Nominating Committee considers and recommends to the Board nominees for election to, or for filling any vacancy on, the Board or its committees in accordance with our by-laws, our Corporate Governance Guidelines, and the Governance and Nominating Committee’s charter. The Governance and Nominating Committee periodically reviews the requisite skills and characteristics of Board members as well as the size, composition, functioning and needs of the Board as a whole. To be considered for Board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other members of the Board, in serving the long-term interests of our shareholders.
The Governance and Nominating Committee also considers directors’ qualifications as independent directors (the Board requires that a substantial majority of its members be independent and all of the members of the Audit, Compensation, and Governance and Nominating Committees be independent), the financial literacy of members of the Audit Committee, the qualification of Audit Committee members as “audit committee financial experts” and “financially sophisticated,” the qualification of Compensation Committee members as “non-employee directors” and the diversity, skills, background and experiences of Board members in the context of the needs of the Board. The Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of ChampionX and our shareholders. For director nominees who are current directors, the Governance and Nominating Committee considers their history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings in determining whether to nominate them for re-election.
The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, race and age) should be a consideration in Board succession planning and recruiting, consistent with nominating only the most qualified candidates for the Board who bring the required skills, competencies and fit to the boardroom. The Board remains committed to considering board candidate slates that are as diverse as possible and, to that end, requires that diversity be a central component of search criteria for director candidates.

Whenever the Governance and Nominating Committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to the Board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. It is the policy of the Governance and Nominating Committee to consider director candidates recommended by the Company’s shareholders and apply the same criteria in considering those director candidates that it employs in considering candidates proposed from any other source. Shareholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, in care of the Secretary of ChampionX. Shareholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee must comply with the procedures in our by-laws discussed under “Shareholder Proposals and Nominations for the 2025 Annual Meeting.”

Compensation Committee
Gary P. Luquette    Meetings Held in 2023: 4
Committee Chair
Additional Committee Members in 2023: Heidi S. Alderman, Stuart Porter and Daniel W. Rabun
Primary Responsibilities: The Compensation Committee is responsible for, among other matters:
•Approving compensation of executive officers, as required by Nasdaq governance requirements;
•Granting awards and approving payouts under the Company’s equity plans and its annual executive incentive plan;
•Approving changes to the Company’s compensation plans;
•Reviewing and recommending compensation for the Board;
•Evaluating the relationship between the Company’s incentive compensation arrangements and its risk management policies and practices;
•Reviewing, and discussing with management, the Company’s human capital programs, policies and procedures, including CEO succession planning; and
•Supervising the administration of the compensation plans.
The Compensation Committee, meeting in executive session together with the independent directors of the Board, will approve the compensation of our CEO. The Company’s executives leave meetings of the Compensation Committee during discussions of individual compensation actions affecting them personally and during all executive sessions, unless requested to remain by the committee.
Independence: Each member of the Compensation Committee qualifies as an independent director for compensation committee membership as defined by applicable Nasdaq listing standards and our Corporate Governance Guidelines. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Compensation Committee Interlocks and Insider Participation: None of the members of the Compensation Committee has served as an officer or employee of the Company. Further, none of the Company’s executive officers has served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

Item 1: Election of Directors
______________________________________________________________________________
The Board has nominated the following members of the Board for election at the Meeting to a one-year term expiring at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”):

Heidi Alderman	Elaine Pickle
Mamatha Chamarthi	Stuart Porter
Carlos A. Fierro	Daniel W. Rabun
Gary P. Luquette	Sivasankaran (“Soma”) Somasundaram
Stephen M. Todd, a current member of the Board, is retiring from the Board at the Meeting in accordance with the retirement age policy in the Company’s Corporate Governance Guidelines. The Board waived the retirement age policy in 2023 to nominate Mr. Todd for re-election to provide a period of continuity of leadership, knowledge and experience on the Audit Committee, among other factors. With the other members completing a full year of service on the Audit Committee in February 2024, Mr. Todd is not standing for re-election at the Meeting. Upon Mr. Todd’s retirement, the size of the Board will be reduced to eight members.
All nominees for election to the Board were elected by our shareholders in 2023.
In recommending the nominees for re-election to the Board, the Governance and Nominating Committee considered their personal and professional ethics, integrity and values, expertise, skills and understanding of the Company’s business environment, diversity of viewpoints, background and experience, and preparation for and participation at Board and committee meetings. Please see “Governance and Nominating Committee – Qualification and Nominations of Directors” for additional information on the criteria and process the Governance and Nominating Committee considers in nominating candidates for election to the Board. A description of each nominee’s individual qualifications are included in their biographical information below.
The Board recommends that you vote FOR the election of each nominee to the Board.
Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. If any nominee for election becomes unavailable to serve as a director before the Meeting, an event which we do not anticipate, the persons named as proxies may vote for a substitute nominee or nominees as may be designated by the Board for election at the Meeting. Proxies cannot be voted for more than the number of nominees proposed for re-election.
In an uncontested election, such as this one, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee for the nominee to be elected. Abstentions and broker non-votes are not considered votes “for” or “against” a nominee and have no effect on the outcome of the election of directors. In accordance with our Corporate Governance Guidelines, each nominee has tendered an irrevocable resignation letter to the Board. If a nominee is not re-elected by a majority vote in an uncontested election, the Governance and Nominating Committee must consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Board would then, after taking into account the recommendation of the Governance and Nominating Committee, accept or reject such tendered resignation generally within 90 days following publication of the election results. Thereafter, the Company will publicly disclose the decision of the Board and, if applicable, the Board’s reasons for rejecting a tendered resignation. If a director’s tendered resignation is rejected, such director would continue to serve until a successor is elected, or until such director’s earlier removal or death. If a director’s tendered resignation is accepted, then the Board has sole discretion to fill any resulting vacancy or to decrease the number of directors. Any nominee not re-elected by a majority vote in an uncontested election is required to abstain from participating in the Governance and Nominating Committee’s deliberations, and in the decision of the Board, as to whether to accept or reject the tendered resignation.

Nominees for Director Standing for Election

Heidi S. Alderman

Ms. Alderman brings a unique and valuable perspective to the Board with her career of more than 35 years in chemicals manufacturing. She also holds a bachelor's degree in chemical engineering from Stevens Institute of Technology and a master's degree in chemical engineering from Drexel University, providing a depth of expertise for the Company’s chemicals business. Ms. Alderman has held various positions in business, operations, research, procurement, product and marketing management at BASF, Air Products and Chemicals Inc. and Rohm and Haas, in addition to completing the University of Pennsylvania Wharton Management Program in business administration. Recognized as NACD Directorship Certified® by the National Association of Corporate Directors, Ms. Alderman brings significant and valuable leadership, operational, innovation, business transformation and human capital and talent development skills to the Board, as well as a global business management perspective adept at strategy development and grounded in ESG considerations.
Ms. Alderman is the former Senior Vice President, Intermediates of BASF Corporation (a global chemical manufacturing company), a position she held from 2016 until her retirement in 2019. Prior to this role, Ms. Alderman held the positions of Senior Vice President, North American Petrochemicals from 2011 to 2016; Senior Vice President, North American Procurement from 2008 to 2011; Vice President, Functional Polymers from 2005 to 2008; and Business Director, Polymers from 2003 to 2005, all at BASF SE. Ms. Alderman served on the board of directors of Olin Corporation from 2019 to 2023 where she was a member of the Compensation Committee and the Directors and Corporate Governance Committee.

Independent
Age 64
Director since June 3, 2020
Committees: Compensation Committee and Governance and Nominating Committee
Other Public Company Directorships in Past Five Years: Olin Corporation (2019-2023)

Mamatha Chamarthi

Ms. Chamarthi’s more than 20 years of domestic and global technology experience in the energy, financial services and automotive industries makes her a valuable resource for the Board. Ms. Chamarthi brings to the Board significant experience collaborating with boards of directors, including technology and audit committees, as an officer of ZF Friedrichshafen AG, ZF TRW Automotive Holdings, CMS Energy and Daimler Financial. Her innovative technology and transformation experience provide her with unique insights into the highly engineered technologies that the Company provides to its customers. In addition, Ms. Chamarthi’s experience provides valuable operational, cybersecurity, human capital and talent development, and ESG perspectives, formed from her leadership positions with global responsibility and experience in strategy development.
Since May 2021 Ms. Chamarthi has been the Head of Software Business & Product Management (Global, Americas, Asia) of Stellantis N.V. where she was Chief Information Officer – North America and Asia Pacific from April 2019 to May 2021. Ms. Chamarthi served as Senior Vice President and Chief Digital Officer of ZF Friedrichshafen AG from August 2016 to April 2019. She also served as Senior Vice President, Chief Digital Officer and Chief Information Officer of ZF TRW Automotive Holdings Corporation from April 2014 to August 2016, Vice President and Chief Information Officer of CMS Energy Corporation from May 2010 to December 2013, and Senior IT Executive of Daimler Financial Services from August 2007 to May 2010.

Independent Age 54 Director since May 9, 2018 Committee: Audit Committee Other Public Company Directorships in Past Five Years: none

Carlos A. Fierro

Mr. Fierro brings a unique and valuable perspective to the Board as an experienced investment banker and former attorney with more than 35 years of experience in the natural resources sector, including exploration and production, midstream, refining and marketing, oilfield services, chemicals and mining. Throughout his banking career, Mr. Fierro participated in the development, structuring, negotiation and execution of numerous merger, acquisition, divestiture, restructuring and joint venture transactions. In the natural resources sector, these included transactions for companies involved in exploration and production, refining and marketing, oil field services, mining, pipelines, petrochemicals and coal. In his law practice, Mr. Fierro devoted his time principally to oil and gas transactions, including hostile takeovers, acquisitions, divestitures, public and private debt and equity financing transactions, corporate restructurings and proxy fights. Together with his prior Board of Director service with energy companies, Mr. Fierro offers significant leadership, strategic development, corporate governance, risk assessment and management and industry perspective on a global scale to assist the Board in the assessment and management of the specific risks and opportunities faced by the Company.
Since April 2016. Mr. Fierro has been a Senior Advisor to Guggenheim Securities, a division of Guggenheim Partners, with a focus on the energy sector. From September 2008 through June 2013, Mr. Fierro was a Managing Director and Global Head of the Natural Resources Group of Barclays, which encompasses Barclays’ oil and gas, chemicals and metals and mining businesses. Prior to that, he spent 11 years at Lehman Brothers, where his last role was as the Global Head of the Natural Resources Group. Prior to Lehman Brothers, Mr. Fierro was a transactional lawyer with Baker Botts L.L.P. He currently serves on the advisory board for Greenbelt Capital Partners. Mr. Fierro is Mexican American. He holds a B.A. from the University of Notre Dame and a J.D. from Harvard University.

Independent
Age 63
Director since February 15, 2023
Committee: Audit Committee
Other Public Company Directorships in Past Five Years: Shell Midstream Partners, L.P. (2015-2022); Athabasca Oil Corporation (2015-2022)

Gary P. Luquette

Mr. Luquette brings a depth of business, industry, operational, talent development, and strategic development experience to the Board, including his two years as President and Chief Executive Officer at Frank’s International N.V., his seven years as President of Chevron North America Exploration and Production, along with his holding several key exploration and production positions at Chevron. He is uniquely positioned to assist the Board in assessing and managing the types of risks and opportunities faced by the Company. Mr. Luquette’s international experience also adds a valuable global perspective to the Board. Mr. Luquette’s is well suited to advise the Board on various transformation and corporate governance matters and in the oversight of public company leadership as a result of his extensive board and committee participation, including serving as Chairman of the Board of McDermott International, Inc. and on their Compensation Committee, serving as a member of the Health, Safety, Environment and Corporate Responsibility Committee while on the Board of Directors of Southwestern Energy Company, and serving on the Supervisory Board of Frank’s International N.V.
Mr. Luquette served as President and Chief Executive Officer of Frank’s International N.V., a global provider of engineered tubular services to the oil and gas industry, from January 2015 to November 2016, following which he served as a special advisor to Frank’s International N.V. until his retirement in December 2016. From 2006 to September 2013, Mr. Luquette served as President of Chevron North America Exploration and Production, a unit of Chevron Corporation. Mr. Luquette began his career with Chevron Corporation in 1978 and, prior to serving as President, held several other key exploration and production positions in Europe, California, Indonesia and Louisiana.

Independent
Age 68
Director since May 9, 2018
Committees: Compensation Committee (Chair); Governance and Nominating Committee
Other Public Company Directorships in Past Five Years: McDermott International, Inc. (2013-2020); Southwestern Energy Company (2017-2019)

Elaine Pickle

Ms. Pickle brings more than 30 years of audit experience in public accounting with an emphasis on the energy industry, including upstream, midstream and energy service companies. Her extensive financial experience, and broad understanding and perspective of the energy industry in the United States and throughout the world provides valuable global leadership expertise and insights to the Board. She has served as audit partner for a variety of SEC registrants, spanning almost all aspect of the energy industry. In Ms. Pickle’s role as National Professional Practice Partner, she evaluated and had oversight for technical accounting, auditing and SEC reporting matters as well as quality initiatives. She has served as a technical subject matter specialist on a variety of technical accounting and SEC reporting issues, including adoption of new accounting standards, matters requiring consultations on highly complex or judgment evaluations, and in support to clients and engagement teams on SEC communications and registrations. Ms. Pickle is well-suited to advise the Board on oversight of financial, accounting, auditing and corporate governance matters, as well as utilizing her global industry experience to provide ESG, strategy development and risk assessment and management oversight and brings valuable skills from her service as Chair of the Audit Committee, as a current member of the Finance Committee and Compensation Committee, and former member of the Corporate Governance Committee, of DT Midstream, Inc.
Ms. Pickle was a senior audit partner at Ernst & Young LLP (“EY”) until her retirement in 2021. She joined EY in 1986 and served as a National Professional Practice Partner from 2014 to 2018. Ms. Pickle is a certified public accountant and member of the American Institute of Certified Public Accountants. She has served on the board and development committee of Theatre Under the Stars since 2018. Ms. Pickle earned her Bachelor of Business Administration in accounting, summa cum laude, from Texas Tech University in 1986. Ms. Pickle is NACD Directorship Certified® and also completed the Northwestern University Kellogg School of Management Executive Leadership Program and EY Inclusiveness Leadership Program.

Independent Age 59 Director since February 15, 2023 Committee: Audit Committee Other Public Company Directorships in Past Five Years: DT Midstream, Inc. (2021-present)

Stuart Porter

Mr. Porter’s experience as a founder and as a private investor brings a unique and valuable perspective to the Board, with significant experience in advising, overseeing and implementing business transformation, strategy development, innovation, talent development and operations in a global environment.
Mr. Porter brings three plus decades of experience evaluating, investing and advising companies all along the energy value chain. In his current and previous roles, he has overseen the management of 40 upstream, midstream and oilfield service companies representing in excess of $3.5 billion of invested capital. Additionally, Mr. Porter has significant global experience, managing offices in London and Perth Australia for Denham Capital as well as deploying investment capital across more than 25 portfolio companies in Africa, Australasia, and North and South America. In Mr. Porter’s previous roles as a founding partner of Sowood Capital Management LP and Vice President and Portfolio Manager at Harvard Management Company, Inc., Bacon Investments, at J. Aron, a division of Goldman Sachs, and at Cargill Mr. Porter oversaw both trading and investment portfolios in energy in both the public and private sectors.
Mr. Porter founded Denham Capital in 2004 and is a Managing Partner as well as Denham’s Chief Executive Officer and Chief Investment Officer. Mr. Porter holds a Bachelor of Arts from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School of Business.

Independent Age 58 Director since June 3, 2020 Committee: Compensation Committee Other Public Company Directorships in Past Five Years: GameSquare Holdings, Inc. (2022-present)

Daniel W. Rabun

Mr. Rabun brings a variety of important experiences to the Board, including service as Chairman of the Board, President, and Chief Executive Officer of Ensco. During Mr. Rabun’s term at Ensco, Ensco drilled some of the most complex wells for super majors, national oil companies, and independent operators in nearly every global strategic oil and gas area, providing him with significant operational experience, including human capital development and management. Mr. Rabun’s legal expertise gathered over many years at Baker & McKenzie LLP, accounting knowledge gained from having been a certified public accountant since 1976, along with his board and committee experience as non-executive Chairman, and membership on the Audit Committee, Compensation Committee and Nomination Committee of Golar LNG Ltd., and membership on the Corporate Governance and Nominating Committee and Audit Committee of APA Corporation, provides substantial value and leadership to the Board. Mr. Rabun’s international experience, global perspective, experience with strategic acquisitions and business transformations, and financial acumen from having served a total of more than eight years as the business head of a public company, assists the Board in the assessment and management of risks faced by oil and gas companies.
From 2007 until his retirement in May 2015, Mr. Rabun served as the Chairman of Ensco plc, an offshore drilling services company, based in London. He retired as President and Chief Executive Officer of Ensco in June 2014, having held the office of Chief Executive Officer for more than seven years and President for more than eight years. Prior to joining Ensco, Mr. Rabun was a partner with the international law firm of Baker & McKenzie LLP, where he provided legal advice to oil and gas companies. During 2012, he served as Chairman of the International Association of Drilling Contractors. Mr. Rabun has also been a certified public accountant since 1976.

Independent
Age 69
Director since May 9, 2018
Committees: Governance and Nominating Committee (Chair); Compensation Committee
Other Public Company Directorships in Past Five Years: Golar LNG Ltd. (2015-present); APA Corporation (2015-present); Borr Drilling Ltd. (2023-present)

Sivasankaran (“Soma”) Somasundaram

Mr. Somasundaram’s strong global business background, having lived and worked in India, Germany, Singapore and Australia, deep operational and financial acumen from having served more than four years as President and Chief Executive Officer of Dover Energy, a segment of Dover, a public company, and years of experience in the energy industry makes him a valuable resource for the Board. Mr. Somasundaram’s technical experience developed during his time in a number of positions in businesses that serve the energy, chemical, mining, sanitary and other process industries, including RPA Process Technologies and Baker Hughes, along with his degrees in both Industrial and Mechanical Engineering, provide him with unique insights into the highly engineered technologies that ChampionX provides to its customers. He has demonstrated success in leading business transformations in the spin of the Company into an independent public company in 2018 and the merger combining the Chemical Technologies business with the Company in 2020, requiring significant skills in strategy development and human capital management and building and maintaining a strong, inclusive culture, among others, while providing valuable leadership in embedding ESG priorities across business functions and operations.
Mr. Somasundaram serves as ChampionX’s President and Chief Executive Officer. He was previously Vice President of Dover and President and Chief Executive Officer of Dover Energy from August 2013 until our spin-off from Dover in 2018. Prior to that, he served Dover in a number of leadership capacities, including as Executive Vice President of Dover Energy, Executive Vice President of Dover Fluid Management, President of Dover’s Fluid Solutions Platform, President of Dover’s Gas Equipment Group, and President of Dover’s RPA Process Technologies. Prior to joining Dover, Mr. Somasundaram served in various global leadership roles at GL&V Inc. and Baker Hughes Inc. Mr. Somasundaram received a B.S. in Mechanical Engineering from Anna University and a M.S. in Industrial Engineering from University of Oklahoma.

President and Chief Executive Officer
Age 58
Director since April 18, 2018
Committees: None
Other Public Company Directorships in Past Five Years: Lennox International Inc. (2024-present); Magellan Midstream Partners (2022-2023)

Director Retiring and Not Standing for Re-Election

Stephen M. Todd

Mr. Todd’s experience in the accounting profession made him a valuable resource for the Board. Mr. Todd brought significant financial experience in both domestic and international business following a 40-year career at Ernst & Young where he specialized in assurance and audit. Mr. Todd developed and directed Ernst & Young’s Global Capital Markets Centers, which provide accounting, regulatory, internal control and financial reporting services to multinational companies in connection with cross-border debt and equity securities transactions and acquisitions, making him well suited to advise the Board on capital allocation decisions, financing alternatives, and acquisition activities. His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for several multinational companies, gave him unique insights into accounting and financial issues relevant to multinational companies like ChampionX, and brought the perspective of an outside auditor to the Board.
Mr. Todd was Global Vice Chairman from 2003 until his retirement in 2010 of Assurance Professional Practice of Ernst & Young Global Limited, London, UK, an assurance, tax, transaction and advisory services firm. Prior thereto, he served in various positions with Ernst & Young (since 1971). Mr. Todd is also a member of the Board of Directors and Chair of the Audit Committee of Dover. Mr. Todd was a member of the Board of Trustees and Chairman of the Audit Committee of PNC Funds (registered management investment companies) from November 2011 until the PNC Funds were transferred to Federated Investments in November 2019.

Independent Age 75 Director since May 9, 2018 Committee: Audit Committee (Chair) Other Public Company Directorships in Past Five Years: Dover Corporation (2010-present); PNC Funds (2011-2019)

Board Diversity Matrix as of April 3, 2024
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Summary of Director Qualifications and Experience
The following table illustrates the breadth and variety of business and other experience that each of the director nominees bring to ChampionX.

Skills & Experience	Ms. Alderman	Ms. Chamarthi	Mr. Fierro	Mr. Luquette	Ms. Pickle	Mr. Porter	Mr. Rabun	Mr. Somasundaram
Environmental, Social & Governance/Corporate Responsibility	✓	✓	✓	✓	✓	✓	✓	✓
Financial Reporting/Accounting Experience			✓		✓	✓	✓
Public Company Leadership	✓	✓		✓			✓	✓
Strategy Development	✓	✓	✓	✓	✓	✓	✓	✓
Global Experience	✓	✓	✓	✓	✓	✓	✓	✓
Energy Industry Experience			✓	✓	✓	✓	✓	✓
Operational, Manufacturing & Supply Chain Experience	✓	✓		✓		✓	✓	✓
Human Capital & Talent Development	✓	✓	✓	✓	✓	✓	✓	✓
Legal & Regulatory Compliance			✓				✓
Risk Assessment & Risk Management			✓	✓	✓	✓	✓	✓
Technology & Innovation	✓	✓				✓		✓
Cybersecurity		✓						✓
Business Transformation/Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓
Tenure
Board Tenure (Year Joined)	2020	2018	2023	2018	2023	2020	2018	2018
Board Tenure in Years	4	6	1	6	1	4	6	6

Director Compensation
We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board. If a director serves for less than a full calendar year, the compensation to be paid to that director may be prorated as deemed appropriate by the Compensation Committee.
To further align the interests of the independent directors of the Board with the Company’s shareholders, the Board has adopted stock ownership guidelines for the non-employee directors. Under the guidelines, each non-employee director is expected to own Company common stock with a value at least equal to five times the base annual cash compensation paid to such director during the period he or she serves as a director, not including any additional cash compensation paid to chairs of the Board or committees. Non-employee directors are expected to meet these requirements within five years after the date of their election or appointment to the Board. Each of our directors have met their stock ownership guidelines, except for Ms. Pickle and Mr. Fierro who are each within the five-year transition period for meeting these requirements.
For 2023, our non-employee director compensation was set as follows:
•An annual retainer of $240,000, payable $112,500 in cash and $127,500 in stock-based awards;
•Chair of the Board – additional retainer of $115,000, payable in cash;
•Committee Chairs – additional retainer of $25,000 for the Audit Committee Chair and $10,000 for the Chairs of the Compensation Committee and the Governance and Nominating Committee, payable in cash; and
•Audit Committee Members – additional retainer of $10,000 for Audit Committee Members, payable in cash.
Non-employee directors are also reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.
Non-employee directors may elect to defer all or a portion of their annual stock-based awards under our Amended and Restated 2018 Equity and Cash Incentive Plan (the “2018 Plan”). When directors elect to defer their stock award, their deferred compensation account is credited with a number of “deferred stock units.” Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock it does not have any voting rights. Deferred stock units are issued in shares of common stock to a non-employee director on the date of the director’s retirement or such other date specified by the director in their deferral election.
2023 Director Compensation Table
The following table shows information regarding the compensation earned or paid during 2023 to non-employee directors who served on the Board during the year. The compensation paid to Mr. Somasundaram is shown in the table entitled 2023 Summary Compensation Table and the related tables, but Mr. Somasundaram does not receive any additional compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Ms. Alderman	$112,500	$126,288	$238,788
Ms. Chamarthi	$121,212	$126,288	$247,500
Mr. Fierro	$107,397	$110,727	$218,124
Mr. Luquette	$122,500	$126,288	$248,788
Ms. Pickle	$107,397	$110,727	$218,124
Mr. Porter	$116,034	$126,288	$242,322
Mr. Rabun	$233,966	$126,288	$360,254
Mr. Todd	$137,500	$126,288	$263,788
Stephen K. Wagner(2)	$65,705	$52,689	$118,394

(1) In accordance with SEC rules, the amounts shown for stock awards in the table above reflect the aggregate grant date fair value of the directors’ shares, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), disregarding the estimate of forfeitures related to service-based vesting conditions. See Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumption used in determining the FASB ASC Topic 718 grant date fair value of these awards.
(2) Mr. Wagner did not stand for re-election to the Board in 2023.

Security Ownership of Certain Beneficial Owners and Management
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The following table sets forth information as to entities which have reported to the SEC or have advised us that they are a “beneficial owner,” as defined by the SEC’s rules and regulations, of more than 5% of our outstanding Common Stock. The percentage of beneficial ownership is based on 190,287,268 shares of common stock outstanding on March 18, 2024.

Name of Beneficial Owner	Shares of Company Common Stock Beneficially Owned	% of Class
The Vanguard Group Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	20,033,091	10.53%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	23,767,417	12.49%

(1)	Based solely on Schedule 13G/A filed February 13, 2024. The Vanguard Group and certain of its affiliates have sole voting power with respect to no shares, shared voting power with respect to 359,836 shares, sole dispositive power with respect to 19,485,354 shares and shared dispositive power with respect to 547,737 shares.
(2)	Based solely on Schedule 13G/A filed January 23, 2024. BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 23,499,888 shares and sole dispositive power with respect to 23,767,417 shares.
The following tables set forth certain information regarding the beneficial ownership, as of March 18, 2024 (except as otherwise noted), of our common stock by each director and each of our named executive officers shown in the 2023 Summary Compensation Table, and all of our directors and executive officers as a group. The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 190,287,268 shares of common stock outstanding on March 18, 2024. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock subject to stock-settled stock appreciation rights (“SSARs”) and to stock options held by that person have been included as all outstanding SSARs and stock options are currently exercisable.

Name of Beneficial Owner	Shares of Company Common Stock Beneficially Owned	% of Class
Directors (except Mr. Somasundaram):
Daniel W. Rabun(1)	32,315	*
Heidi S. Alderman(2)	20,160	*
Mamatha Chamarthi(3)	29,790	*
Carlos A. Fierro(4)	6,686	*
Gary P. Luquette(5)	29,790	*
Elaine Pickle(6)	3,686	*
Stuart Porter(7)	19,160	*
Stephen M. Todd(8)	42,441	*
NEOs:
Sivasankaran Somasundaram(9)	555,083	*
Kenneth M. Fisher(10)	105,583	*
Deric Bryant(11)	1,041,136	*
Paul E. Mahoney(12)	172,908	*
Julia Wright(13)	75,280	*
Directors and executive officers as a group (17 persons)(14)	2,638,401	1.38%

*		Less than 1% of the Company’s outstanding common stock.

(1)	Consists of (a) 4,539 shares of ChampionX common stock held directly by Mr. Rabun, and (b) 27,776 deferred stock units.
(2)	Consists of (a) 5,807 shares of ChampionX common stock held directly by Ms. Alderman, (b) 13,353 deferred stock units, and (c) 1,000 shares of ChampionX common stock beneficially owned by Ms. Alderman’s spouse.
(3)	Consists of (a) 2,014 shares of ChampionX common stock held directly by Ms. Chamarthi, and (b) 27,776 deferred stock units.
(4)	Consists of (a) 3,000 shares of ChampionX common stock held directly by Mr. Fierro, and (b) 3,686 deferred stock units.
(5)	Consists of (a) 2,014 shares of ChampionX common stock held directly by Mr. Luquette, and (b) 27,776 deferred stock units.
(6)	Consists of 3,686 deferred stock units.
(7)	Consists of (a) 5,807 shares of ChampionX common stock held directly by Mr. Porter, and (b) 13,353 deferred stock units.
(8)	Consists of (a) 11,520 shares of ChampionX common stock held directly by Mr. Todd, (b) 23,572 deferred stock units, and (c) 7,349 shares of ChampionX common stock beneficially owned by Mr. Todd’s spouse.
(9)	Includes 99,011 shares of ChampionX common stock held in a limited partnership of which Mr. Somasundaram is a partner and 44,460 shares exercisable under outstanding SSAR awards. Does not include 180,346 unvested RSUs payable in shares of ChampionX common stock.
(10)	Consists of 91,160 shares of ChampionX common stock held directly by Mr. Fisher, and 14,423 deferred stock units. Does not include 82,502 unvested RSUs payable in shares of ChampionX common stock.
(11)	Includes 773,079 shares of ChampionX common stock that could be purchased under exercisable stock options. Does not include 69,352 unvested RSUs payable in shares of ChampionX common stock.
(12)	Includes 48,751 shares of ChampionX common stock exercisable under outstanding SSAR awards. Does not include 39,392 unvested RSUs payable in shares of ChampionX common stock.
(13)	Consists of 75,280 shares of ChampionX common stock held directly by Ms. Wright. Does not include 36,698 unvested RSUs payable in shares of ChampionX common stock.
(14)	Includes (a) 155,401 deferred stock units, and (b) an aggregate of 1,156,467 shares of ChampionX common stock acquirable by ChampionX executive officers through the exercise of SSARs and stock options.

Item 2:    Ratify Appointment of Independent Registered Public Accounting Firm
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The Audit Committee is responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the independence of the Public Company Accounting Oversight Board (“PCAOB”) registered public accounting firms retained to conduct an integrated audit of our financial statements and internal control over financial reporting. The Audit Committee has approved the selection of PwC as our independent registered public accounting firm to audit the annual accounts of ChampionX and its subsidiaries for the fiscal year ending December 31, 2024. In making this decision, the Audit Committee considered a variety of factors, including PwC’s knowledge of the Company’s business and technical expertise, the quality and candor of PwC’s communications with the Audit Committee, PwC’s independence under applicable SEC and PCAOB requirements, the quality and timeliness of the services provided by PwC (including feedback from management), and the appropriateness of PwC’s fees.
Representatives of PwC are expected to be present online at the virtual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
Although shareholder ratification of PwC’s appointment is not required by our by-laws or otherwise, the Board is submitting the ratification of PwC’s appointment for 2024 to our shareholders as a matter of good corporate governance. If shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as the Company’s independent registered public accounting firm for 2024, but will not be obligated to terminate the appointment. Even if shareholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s interests or otherwise required by federal securities laws.
The Board and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

Audit Committee Report
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The Audit Committee assists the Board in overseeing the Company’s accounting and financial reporting processes, the audit of its financial statements and internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s internal audit function, and the qualifications, independence, performance and compensation of the Company’s independent auditors. Management is responsible for the Company’s financial statements and financial reporting processes, including the systems of internal control over financial reporting and disclosure controls and procedures. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements and of its internal control over financial reporting and expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting.
In 2023, in fulfilling these responsibilities, among other things, the Audit Committee:
•Met with senior members of the Company’s financial management team at each meeting;
•Held private sessions, during regularly scheduled meetings, with the Company’s Chief Financial Officer and with PwC, the Company’s independent auditors, providing an opportunity for candid discussions regarding financial management, accounting, auditing, and internal control matters;
•Reviewed and discussed with management the Company’s earnings releases and financial results for each quarterly period and for the fiscal year as set out in the Company’s Form 10-Qs and Form 10-K prior to filing with the SEC;
•Reviewed and discussed with senior management the Company’s Sarbanes-Oxley compliance program and received reports on the status of internal controls testing in support of management’s assessment of the Company’s internal control over financial reporting and PwC’s attestation report;
•Reviewed with the Chief Information Officer (“CIO”) the assessment of the Company’s information technology and cybersecurity capabilities and development plan for continuous improvement measures designed to protect, optimize and support the growth of the Company, and received reports from the CIO on risks from cybersecurity threats and the Company’s processes to monitor the prevention, detection, mitigation and remediation of cybersecurity incidents;
•Received reports from the General Counsel and from the Chief Compliance Officer on compliance matters and reviewed the effectiveness of the Company’s compliance program, including the confidential whistleblower complaint systems relating to accounting and audit matters; and
•Reviewed the Company’s internal audit plan.
As noted above, the Audit Committee oversees the audits of the Company’s financial statements and internal control over financial reporting and the relationship with the independent auditors. In fulfilling its oversight responsibilities for the fiscal year ended December 31, 2023, among other things, the Audit Committee reviewed and discussed with senior members of the Company’s financial management team and PwC, the Company’s independent auditors, the overall audit scope and plan, the results of the external audit, the quality of the Company’s financial reporting, critical audit matters, and the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures. The committee also discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the committee has received the written disclosures and the letter from PwC required by the applicable requirement of the PCAOB regarding PwC’s independence and has discussed with PwC its independence from the Company and its management. The committee considered whether the provision of permissible non-audit services by PwC to the Company is compatible with maintaining the independence of PwC, and concluded that the independence of PwC was not compromised by the provision of such services. Additionally, the committee pre-approved all audit and permissible non-audit services provided to the Company by PwC.
Based on its review of the financial statements and the aforementioned discussions, the Audit Committee recommended to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully submitted by the Audit Committee,    February 14, 2024
Stephen M. Todd, Chair            Mamatha Chamarthi
Carlos A. Fierro                Elaine Pickle

Fees Paid to PricewaterhouseCoopers LLP
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PwC began serving as our independent registered public accounting firm in 2017. We incurred the following fees for services performed by PwC for the years indicated. All PwC services for 2022 and 2023 were approved in advance by the Audit Committee in accordance with the pre-approval policies described below.

Type of Fee	Year Ended December 31, 2022 ($)	Year Ended December 31, 2023 ($)
Audit Fees (1)	5,175,704	5,403,417
Audit-Related Fees	—	—
Tax Fees (2)	520,708	354,221
All Other Fees (3)	3,091	959

(1)
The audit fees for the years ended December 31, 2022 and 2023 were for professional services rendered for the audits of the consolidated financial statements of ChampionX and include statutory audits, reviews of the quarterly consolidated financial statements of ChampionX, review of registration statements and other documents filed with the SEC and accounting consultations.

(2)	Tax fees were for professional services rendered with respect to tax compliance matters.
(3)	Other fees include licensing fees for access to technical accounting literature.
Pre-Approval of Services Provided by Independent Registered Public Accounting Firm
Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has customarily provided, the Audit Committee has adopted specific pre-approval policies and procedures, which the Audit Committee reviews at least annually. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing where consistent with applicable SEC and PCAOB requirements.
The policies and procedures adopted by the Audit Committee require pre-approval by the Audit Committee of audit-related and certain non-audit-related tax and other routine and recurring services that are proposed to be performed by the independent auditor. The pre-approval of such services by the Audit Committee is effective for a particular period of time, specific as to a particular service or category of services and is subject to a limitation on fees. In addition, pre-approved services which are expected to exceed the limitation on fees require separate, specific pre-approval. For each proposed service, the independent auditor and management are required to provide information regarding the engagement to the Audit Committee at the time of approval. In evaluating whether to approve such services, the Audit Committee considers whether each service is compliant with the SEC’s rules and regulations on auditor independence, as well as any applicable PCAOB requirement.

Item 3: Advisory Vote to Approve Compensation of Our Named Executive Officers
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We are asking our shareholders to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•Ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and a long-term perspective;
•Ensure executive compensation allows us to attract, retain, motivate and reward high-performing executive talent. We target reasonable and market-competitive compensation that reflects the scope of responsibility of the position, and the skills and experience of the executive;
•Differentiate based on performance relative to targets, peers and market conditions, with a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation; and
•Emphasize ChampionX stock ownership by requiring stock ownership levels for executives.
We urge you to read the “Compensation Discussion and Analysis” beginning on page 30, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2023 Summary Compensation Table and other related compensation tables, beginning on page 46, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” and the compensation of our named executive officers reported in this Proxy Statement are effective in achieving our long-term business objectives.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Meeting:
RESOLVED, that the shareholders of ChampionX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the related compensation tables and narrative discussion in the Proxy Statement for the Company’s 2024 annual general meeting of shareholders.
This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The Board recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

Compensation Discussion and Analysis
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This Compensation Discussion and Analysis provides a detailed description of our compensation philosophy, objectives, policies, and practices in place during 2023, and explains the factors considered by the Compensation Committee of the Board (which is referred to in this “Compensation Discussion and Analysis” as the “Compensation Committee” or the “Committee”) in making compensation decisions during 2023. This Compensation Discussion and Analysis focuses on the compensation of our NEOs for 2023, namely:

Name	Title
Sivasankaran (“Soma”) Somasundaram	President & Chief Executive Officer
Kenneth M. Fisher	Executive Vice President and Chief Financial Officer
Deric Bryant	Chief Operating Officer and President, Chemical Technologies
Paul E. Mahoney	President, Production & Automation Technologies
Julia Wright	Senior Vice President, General Counsel and Secretary
Key Compensation Overview for 2023
ChampionX is committed to creating value for our shareholders and seeks to do so through three areas of focus:
•Revenue growth;
•Margin performance; and
•Capital allocation.
Revenue Growth. One of our strategic priorities is to drive profitable growth by identifying opportunities to expand digitally-enabled products and digital revenue streams, and by innovating and developing solutions that help our customers improve efficiency and meet their sustainability goals. We have incorporated this priority into our annual incentive plan for all NEOs with a financial metric for New Technology Revenues. We believe that leveraging our full suite of technologies to enhance our chemical solutions and production and emissions equipment and tool offerings can deliver strong customer returns, drive Company growth and support value creation for shareholders. In 2023, revenue from digital products grew by 16% and the Company continued to expand digital and emissions offerings, including the debut of the AURA OGI™ highly advanced optical gas imaging camera designed for efficient gas leak detection.
Margin Performance. Consolidated Adjusted EBITDA, a key input into our margin performance, determines achievement of 30% of the annual incentive plan awards for our corporate-level NEOs, and Consolidated Adjusted EBITDA and segment adjusted EBITDA combine to determine achievement of 30% of the annual incentive plan awards for Messrs. Bryant and Mahoney, who have direct responsibility for segment results. In addition, the Compensation Committee added a modifier to the 2023 annual incentive plan that gave the Committee discretion to increase the overall percentage payout of annual incentive plan awards to our NEOs if the Company exited 2023 with a Consolidated Adjusted EBITDA Margin of 20% or higher. This modifier was intended to incentivize and reward performance that expands profitability and creates value for shareholders. Consolidated Adjusted EBITDA for the 2023 full year was slightly below target achievement for the annual incentive plan and Consolidated Adjusted EBITDA Margin exiting 2023 exceeded the targeted 20%. The segments delivered solid performance greater than annual incentive plan targets, resulting in achievement of segment adjusted EBITDA annual incentive plan metrics of 127% for Chemical Technologies and 114% for Production & Automation Technologies. Annual incentive plan award achievement was not modified for the Consolidated Adjusted EBITDA Margin exit rate.
Capital Allocation. A priority of our capital allocation framework is the return of excess capital to shareholders, which is driven by free cash flow, and success is measured by free cash flow as a percent of adjusted EBITDA and as a percent of revenue.
•Consolidated Adjusted Free Cash Flow as a percent of adjusted EBITDA is a key financial metric in our annual incentive plan, weighted at 30%. For 2023, the Compensation Committee increased the weight of this metric in the annual incentive awards made to Messrs. Bryant and Mahoney, and moved segment working capital performance to the individual performance/strategic objectives measure, to further incentivize achievement of goals that promote shareholder value creation.
•Cumulative adjusted free cash flow over a three-year period, calculated as a percent of revenue, constitutes half of the performance that determines achievement of our long-term incentive performance share awards to reward consistent, disciplined performance that funds our capital allocation priorities. The free cash flow as a percent of revenue performance for the three-year period ending December 31, 2023 resulted in 166% achievement for one-half of each performance share award granted in 2021 and a 144.5% overall payout of those awards.
•ChampionX’s strong cash flow has allowed the Company to return $458 million to shareholders through share repurchases since March 2022, including $278 million repurchased in 2023, and to pay cash dividends to shareholders of $65 million in 2023 and $46 million in 2022. Our performance in 2023 supported the Board’s approval in January 2024 of a 12% increase in our quarterly dividend and an additional $750 million allocated to future share repurchases.
The Compensation Committee determined overall NEO compensation for 2023 based in part on the Company’s performance in 2022. Under the leadership of our NEOs, the Company delivered strong financial results in 2022, including solid performance in our value-creation focus areas of revenue growth, margin performance and capital allocation. Revenue for 2022 increased 20% from 2021 and year-over-year net income increased 56%. The growth in revenue and net income provided the foundation for healthy adjusted EBITDA margins exiting 2022. The Company’s increased cash from operating activities and strong free cash flow generation allowed the Company to execute on its capital allocation strategic objectives in 2022, resulting in the return of $226 million of cash to shareholders in 2022 through our regular cash dividend and share repurchases.
In recognition of our NEOs’ achievement of strong financial results providing tangible shareholder value, and to better align compensation relative to the market, NEO compensation was increased in 2023 between 4.5-6%, with equity components increased more than base salary and annual incentive awards to further incentivize achievement of business performance that generates shareholder value over the long term.
Say-on-Pay Vote
At the last three annual meetings of shareholders, including the 2023 annual meeting of shareholders, the Company’s advisory vote on the compensation of the Company’s named executive officers has received the approval of at least 97% of the total votes cast. The Compensation Committee views this as strong support by shareholders of the design and execution of the Company’s executive compensation program.

Compensation Principles and Best Practices
Our compensation program is designed to align with and drive achievement of our business strategies and provide competitive opportunities. Accordingly, we believe our compensation philosophy supports our vision of unlocking energy and improving lives through our commitment to deliver globally sustainable operations. The Compensation Committee designs our compensation program with the following objectives in mind:
•Ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and a long-term perspective;
•Ensure executive compensation allows us to attract, retain, motivate and reward high-performing executive talent. We target reasonable and market-competitive compensation that reflects the scope of responsibility of the position, and the skills and experience of the executive;
•Differentiate based on performance relative to targets, peers and market conditions, with a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation; and
•Emphasize ChampionX stock ownership by requiring stock ownership levels for executives.
Management and the Compensation Committee believe that providing significant perquisites to executive officers would not be consistent with our overall compensation philosophy or with our operating culture. As a result, we do not provide our NEOs with social or health club memberships, company cars or allowances, financial counseling, or any other perquisites.
As part of our compensation review process, during 2023, our CEO made recommendations to the Compensation Committee regarding the compensation and incentives for our NEOs other than himself. In doing so, he:
•Recommended performance measures, target goals and award schedules for short-term and long-term incentive awards, and reviewed performance goals for consistency with our projected business plan;
•Reviewed competitive market data for executive positions; and
•Developed specific recommendations regarding the amount and form of equity compensation to be awarded to our NEOs.
Based on the CEO’s recommendations and in concert with him, the Compensation Committee’s role is to annually review and approve the compensation and incentive awards for our NEOs. In addition, the Compensation Committee also considers the advice received from its compensation consultant with respect to executive compensation matters, and regularly reviews the components of our compensation program to ensure that they continue to align with the above objectives and that the program is administered in a manner consistent with established compensation policies.
The Compensation Committee reviews the CEO’s compensation and incentives considering the Company’s performance, relative TSR, the value of similar compensation of CEOs at comparative companies, and awards given to the CEO in prior years. Together with the CEO evaluation performed by the Governance and Nominating Committee, the Compensation Committee recommends the CEO’s compensation and incentives to the independent members of the Board for approval.
The Compensation Committee also considers the results of prior shareholder advisory votes on Say-on-Pay in its evaluations, reviews and recommendations of NEO compensation.
The following is a summary of our key compensation policies and practices in place during 2023 for our NEOs:

Pay for Performance	A majority of the compensation for our NEOs is performance-based and is paid based on the achievement of absolute and relative performance goals.
Share Ownership Guidelines	Subject to a five-year transition period, each of our NEOs must hold the equivalent in value of three times (or five times in the case of the CEO) his or her base salary.

Clawback Policy	Incentive-based compensation paid to our NEOs is subject to recovery under our clawback policy that complies with Nasdaq’s new clawback rules implemented under Section 10D of the Exchange Act and the rules promulgated thereunder.
Anti-Pledging	No directors or officers may pledge Company stock, subject to limited exceptions.
Anti-Hedging	No directors or officers may hedge Company stock.
Double-Trigger Change-in-Control Severance	Our senior executive change-in-control severance policy requires a double-trigger for a change-in-control termination (i.e., the occurrence of both a change-in-control and a qualifying termination of employment within 18 months following the change-in-control event) in order for an executive to receive change-in-control benefits.
Independent Compensation Committee and Compensation Consultant	Only independent directors serve on the Compensation Committee. Additionally, the Compensation Committee engages an independent compensation consultant and meets with the consultant in executive sessions.
Peer Group Comparison	We compare our NEOs’ total compensation to peer and industry groups for market comparable data. We evaluate these groups annually to ensure that they remain appropriate and add or remove companies when warranted.
No Automatic Base Salary Increases	Our NEOs’ base salaries are reviewed annually and are not automatically increased each year.
No Employment Contracts	We do not enter into employment contracts with any NEO.
No Tax Gross-Ups	No excise tax gross-ups are provided to any NEO.
No Perquisites	We do not provide perquisites to NEOs that are not provided to other employees, nor do we own or operate any corporate aircraft.

Peer Groups
In the design and administration of our 2023 executive compensation programs for NEOs, the Compensation Committee considered competitive market data from our 2023 core peer group listed below (the “Core Peer Group”). The Compensation Committee also used its discretion and business judgment in determining overall compensation.
The Core Peer Group was comprised of a mix of companies that provide services or equipment to the oil and gas industry and companies that provide chemical solutions, and represented a range of annual revenue and enterprise value, both higher and lower than those of the Company. At the time the Core Peer Group was selected, the Company’s percentile rank of revenue and enterprise value among the Core Peer Group was 62% and 50%, respectively.

Ashland Global Holdings, Inc.	NOW Inc.
Cabot Corporation	nVent Electric plc
Flowserve Corporation	Oceaneering International, Inc.
Helmerich & Payne, Inc.	Olin Corporation
Innospec Inc.	Patterson-UTI Energy, Inc.
ITT Inc.	TechnipFMC plc
MRC Global Inc.	The Chemours Company
NOV Inc.	Weatherford International plc
The Compensation Committee will assess the composition of our Core Peer Group at least annually.
In addition to publicly available data for the Core Peer Group, a supplemental group of companies (the “Supplemental Industry Group”) was selected for 2023 to provide additional data for assessing the competitiveness of our compensation programs for our NEOs. This Supplemental Industry Group consisted of 23 companies that were participants in the Equilar Executive Compensation Survey (which was used by the company’s compensation consultant at the time, Meridian Compensation Partners, LLC (“Meridian”) to analyze peer company compensation data that is not publicly available). The companies were generally selected based on annual revenue, and represented a blend of principal business operations generally operating in the energy, chemical, equipment and services, and industrial machinery sectors. The Supplemental Industry Group included companies with revenues between $1 billion to $10 billion. The Company’s annual revenue was near the median of the Supplemental Industry Group revenues, and the Company’s enterprise value was near the 25th percentile of the Supplemental Industry Group.
Performance-Based Compensation
A significant portion of our NEOs’ annual compensation in 2023 was performance-based compensation. The charts below show the percentage of our CEO’s and other NEOs’ 2023 total annual compensation that is performance-based compensation and the percentage that is not performance-based compensation (percentages may not total 100% due to rounding). The charts reflect the target level for short-term incentive awards and performance awards and are not intended to replace the more detailed information provided in the 2023 Summary Compensation Table.

CEO Target Annual Compensation Core Elements

13% Fixed
13%
16%
36%
36%
87% Performance-Based
Base
Target AIP
LTIP - PSAs
LTIP - RSUs

All Other NEO's Target Annual Compensation Core Elements

25% Fixed
28%
25%
28%
20%
75% Performance-Based
Base
Target AIP
LTIP - PSAs
LTIP - RSUs

Elements of Our Executive Compensation Program
Our executive compensation program has been designed to ensure that ChampionX is able to attract and retain appropriate executives for applicable positions and that our compensation plans support ChampionX’s strategies and focus efforts, help achieve business success, and align with our shareholders’ interests. There is no pre-established formula for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, each year the Compensation Committee determines, in its discretion and business judgment, the appropriate level and mix of cash and non-cash compensation and short-term and long-term incentive compensation for our NEOs to reward near-term performance, encourage commitment to our long-range strategic business goals and considering alignment with market practices. In evaluating the appropriate combination of elements, our philosophy is to condition the majority of NEO compensation on Company performance.
As illustrated in the charts below, our 2023 executive compensation program consisted of the following core elements (at target): base salary, short-term incentives (annual), and long-term incentives (service-based and performance-based).

Compensation Element	Objective	Key Features	Performance-Based
Base Salary	Provides regular income at reasonable, competitive levels, reflecting scope of responsibilities, job characteristics, leadership skills and experience.	Reviewed annually and subject to adjustment based on individual performance, experience, leadership and market factors.	No, but increases are not guaranteed, and NEOs have taken reductions in salary during challenging times.
Annual Cash Incentive	Rewards contributions to the achievement of annual targets and individual performance; focuses attention on key operational, functional and financial measures, and strategic goals.	The Compensation Committee establishes performance measures to align performance relative to goals, ultimately driving shareholder value.	Yes, pays out based on achievement of measurable pre-established Company performance goals and individual/strategic objectives.
Long-Term Incentive Plan – Performance Share Awards	Correlates pay with generating cash flow to fund the Company’s growth and increases in both absolute and relative shareholder returns over the long term.
In periods of poor performance, including relative to industry peers, executives realize little or no value; in periods of strong performance, including relative to peers, executives may realize substantial value.
Three-year cliff vesting.
Yes, value increases or decreases in correlation to share price and ability to generate free cash flow; may not be earned depending on shareholder return and level of free cash flow.
Long-Term Incentive Plan – Restricted Stock Units	Incentivizes management contributions to long-term increases in shareholder value; helps to retain executives in the competitive energy market.
Paid in equity, and value is realized based on future share price; provides a direct correlation of realized pay to changes in shareholder value.
Vest ratably over three years or cliff vest after three years.
Yes, value increases or decreases in correlation to share price.
In addition to the elements outlined above, our 2023 executive compensation program included severance and change-in-control protection and other generally available benefits, which are not reflected above. Each element of our executive compensation program is described below.
Base Salary
We pay our NEOs market-competitive base salaries for the skills and experience necessary to meet the requirements of each NEO’s role. To determine the salaries for our NEOs, the Compensation Committee considered market comparisons, as well as the following factors:
•experience in current role and equitable compensation relationships among our executives;
•performance and leadership; and
•external factors involving competitive positioning, general economic conditions, and marketplace compensation trends.
No specific formula is applied to determine the weight of each factor, and the factors are considered by the Compensation Committee in its discretion. Salary reviews are conducted annually in which individual performance is evaluated; however, individual salaries are not necessarily adjusted each year. The Compensation Committee generally establishes base salaries at competitive levels, with reference to pay levels of comparable positions in the Core Peer Group and the Supplemental Industry Group at the 25th, 50th and 75th percentiles, and consideration for the factors identified above.
The Compensation Committee met in February 2023 to review the compensation of our NEOs. In consideration of the Company’s strong operating results in 2022, the market for executive talent at the time, and individual performance, NEO base salaries were increased approximately 5%. Adjustments to base salary were made effective on March 26, 2023. The chart below is not intended to replace the more detailed information provided in the 2023 Summary Compensation Table, including the base salary received by each NEO in 2023.

Name	2023 Base Salary
Mr. Somasundaram	$925,000
Mr. Fisher	$638,000
Mr. Bryant	$640,500
Mr. Mahoney	$494,000
Ms. Wright	$470,000
Short-Term Incentive (Annual)
The Compensation Committee maintains the Executive Officer Annual Incentive Plan (“EAIP”) to reward NEOs for achieving targeted financial results which correlate to value creation for our shareholders, and to provide a means to link cash compensation to the Company’s short-term performance. We provide short-term incentives to motivate and reward achievement of, and performance in excess of, ChampionX’s annual goals.
The target awards among our NEOs are generally set to be competitive with our Core Peer Group and Supplemental Industry Group, with reference to the target awards of similar positions at the 25th, 50th and 75th percentiles.

Name	2023 Target EAIP Award % of Base Salary
Mr. Somasundaram	120%
Mr. Fisher	90%
Mr. Bryant	80%
Mr. Mahoney	75%
Ms. Wright	75%
The short-term incentive award opportunities are based on a percentage of base salary received in the year assuming attainment of specified threshold, target, and maximum levels of each performance measure, as described in more detail below. Mr. Somasundaram’s EAIP percentage was increased to better align his annual incentive opportunity relative to the market. Payouts range from 0%-200% of target based on the percentage achievement of each performance measure.
In February 2023, the Compensation Committee established the design and performance metrics for the EAIP awards, including the following financial metrics and goals to ensure a balanced view of Company performance. When establishing target levels for the financial metrics for 2023, the Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. 2023 EAIP awards are tied 70% to achievement of financial performance metrics and 30% to achievement of individual performance related to the Company’s strategic initiatives.
Financial Performance Metrics

Consolidated Adjusted EBITDA*
Why it’s important.
Consolidated Adjusted EBITDA is a key measure of profitability for the Company and allows our shareholders to compare our operating performance across periods by excluding items that do not reflect the core ongoing operating results of our businesses.

How we measure performance.
On a consolidated basis, defined as net income attributable to ChampionX (per GAAP) before interest, taxes, depreciation and amortization expense, restructuring and other related charges, certain non-recurring items, transaction and integration costs related to the merger that brought the Chemical Technologies business into the Company (the “Merger”).
On a segment or business basis, defined as operating profit (per GAAP) before income taxes, depreciation and amortization, restructuring and other related charges, certain non-recurring items, and transaction and integration costs related to the Merger.

Consolidated Adjusted Free Cash Flow*
Why it’s important.
Reflects the Company’s objectives to generate positive cash flow for debt reduction, fund internal investments, pursue value-creating acquisitions, return excess capital to shareholders and support the Company’s strategic objectives.

How we measure performance.	Defined as net cash provided by operating activities (per GAAP) less capital expenditures and other discrete items, and measured as a percentage of adjusted EBITDA.

New Technology Revenues
Why it’s important.
Reflects the Company’s strategic objective to drive growth by identifying opportunities to expand digitally-enabled products and digital revenue streams, and by innovating and developing solutions that help our customers improve efficiency and meet their sustainability goals.

How we measure performance.	On a consolidated basis, defined as revenue recognized from (a) digital products and services, (b) emissions monitoring products and services, (c) non-oil and gas applications of our products, (d) our UltraFab™ products and services, and (e) the sale of our products and services for use in mid-stream applications in the United States.
*        Note that these performance metrics, used for compensation purposes, may not correspond precisely to similarly-named non-GAAP financial measures used for financial purposes.
Additional Program Features
In addition to the financial performance metrics described above, the Compensation Committee approved the following qualitative measures and financial performance hurdle in the design of the 2023 EAIP awards:

Individual Performance/ Strategic Initiatives
Importance. Allows the Company to incentivize individual performance by rewarding individual contributions to the Company’s key strategy focus areas.
Measurement. Defined as specific goals and targets assigned to each executive related to the Company’s key strategic objectives consistent with the strategic plan approved by the Board.

ESG Modifier (+/- 10%)
Importance. Recognizes the importance of ESG issues to the Company’s corporate purpose and business strategy.
Measurement. A discretionary modifier that permits the Compensation Committee to increase or decrease EAIP achievement by up to 10% based on progress of the creation and execution of the Company’s ESG strategy and framework.

Safety Modifier
Importance. The safety of our employees, customers, shareholders and communities is vitally important to ChampionX and our commitment to zero accidents, zero safety incidents, and zero environmental releases, which we refer to as Goal Zero, is integrated into our business activities.
Measurement. A discretionary modifier that permits the Compensation Committee to apply downward discretion on achievement of EAIP awards in the event of extreme safety incidents.

Consolidated Adjusted EBITDA Margin* Hurdle and Modifier
Importance. Further incentivizes executives to deliver performance designed to enhance shareholder value.
Measurement. Defined as Consolidated Adjusted EBITDA (see above) measured as a percentage of revenue. If the Company’s Consolidated Adjusted EBITDA Margin for 2023 is less than 18%, achievement of the individual performance/strategic initiative measure is capped at target. If Consolidated Adjusted EBITDA Margin for the quarter ended December 31, 2023 is 20% or greater, the Compensation Committee has discretion to increase EAIP payout.

The financial performance measures and weighting of each element for the NEOs’ 2023 EAIP are set forth below.

Messrs. Somasundaram and Fisher and Ms. Wright		Messrs. Bryant and Mahoney
Weight	Metric	Weight	Metric
30%	Consolidated Adjusted EBITDA	10%	Consolidated Adjusted EBITDA
30%	Consolidated Adjusted Free Cash Flow	30%	Consolidated Adjusted Free Cash Flow
10%	New Technology Revenues	10%	New Technology Revenues
30%	Individual Performance/Strategic Initiatives	20%	Segment Adjusted EBITDA
		30%	Individual Performance/Strategic Initiatives
Payouts for each metric can range from 0% for achievement at threshold to 200% for achievement of maximum levels and higher, except for the New Technology Revenues metric that results in a 50% payout at threshold.
Results Under the Financial Metrics

	Threshold	Target	Maximum	Actual	Awarded Achievement
Consolidated Adjusted EBITDA	$560.25	$747.00	$859.05	$734.89	96.76%
Consolidated Adjusted Free Cash Flow	25.0%	50.0%	65.0%	56.12%	140.80%
New Technology Revenues	$250.95	$334.61	$418.26	$320.57	97.90%
Chemical Technologies Adjusted EBITDA	$352.36	$469.81	$540.28	$488.96	127.20%
PAT Segment Adjusted EBITDA	$171.35	$228.46	$262.73	$233.15	113.70%
Dollar values reflected are in millions.
In February 2024, the Compensation Committee met to review and approve the results and payouts for 2023 EAIP. In addition to the quantitative financial measures above, the Compensation Committee considered the additional qualitative and financial modifier components of the 2023 EAIP awards:
•The Consolidated Adjusted EBITDA Margin Hurdle was achieved for the second time since it was first added to EAIP awards in 2019. Consequently, achievement of the individual performance/strategic initiatives metric was not capped.
•Consolidated Adjusted EBITDA Margin for the quarter ended December 31, 2023 was 21%, the highest level for the Company since the Merger, and exceeded the 20% target for the modifier. The Compensation Committee did not exercise its discretion to increase EAIP achievement.
•The Company’s continued integration of its ESG priorities into strategic development, capital allocation, enterprise risk management, investments, product development and talent management decisions to grow the business in an environmentally responsible, people-oriented, community-focused and ethical manner was recognized. However, the Compensation Committee did not exercise the ESG modifier to increase or decrease EAIP achievement.
•In the journey toward achieving Goal Zero, the Company experienced no extreme safety incidents in 2023 and no downward adjustments were made to EAIP achievement for safety performance.
The Compensation Committee also considered the individual achievement of the NEOs in executing on the Company’s strategic priorities for purposes of awarding achievement of the individual performance metric for each NEO based on the following factors:
•Drive High-Impact, Organic Growth. Continued innovation and new product development; strong year-over-year growth in revenues within the Production & Automation Technologies segment internationally and in the Permian Basin and from the Company’s electrical submersible pumping systems; significant increases in revenue synergies under the Better Together initiative; strengthened customer relationships and meaningful improvement in adjusted EBITDA margin within the Chemical Technologies business; robust growth in and delivery of strong financial performance results; persistent focus on working capital performance led by the finance teams and improved working capital management within the Chemical

Technologies business; and successful development and implementation of significant initiatives to support customer growth, supply chain processes and protect Company assets.
•Accelerate Digital and Emissions Growth. Growth in revenue from digital products of 16%; delivery of continued innovation, including the release of the AURA OGI™ optical gas imaging camera; implementation of digital tools and analytics to improve operational efficiency in support of customer excellence and business growth; and significant cross-functional support of the evaluation, execution and implementation of digital and emissions product development, investments and strategic opportunities.
•Build Enterprise-wide Continuous Improvement Rigor. Expansion of continuous improvement training through in-person regional employee conferences and significant consistent employee engagement to further drive improvements in productivity and margin performance; establishment of a Global Technology Center in Chennai, India with significant investment in the recruitment and development of expertise to help expand capabilities and capacity across the organization to support our commitment to superior customer service; and continued execution on substantial initiatives within the finance organization to increase capacity for the support of portfolio and revenue growth through process improvements, centralization and harmonization.
•Evolve Portfolio for Sustained Growth. Strong capital allocation framework execution and cash flow generation to support funding for business growth; continued commitment to product development and innovation of solutions to meet the evolving goals and objectives of customers; and deliberate and disciplined evaluation and integration of investments and strategic opportunities.
Based on these factors, the results of the financial and quantitative measures, and the NEOs’ achievement of their individual performance, the Compensation Committee approved the following EAIP payouts to our NEOs for 2023:

	Target EAIP	Actual EAIP Award
Mr. Somasundaram	$1,095,785	$1,299,140
Mr. Fisher	$ 566,858	$ 663,550
Mr. Bryant	$ 505,835	$ 622,890
Mr. Mahoney	$ 365,490	$ 398,706
Ms. Wright	$ 348,006	$ 407,367
In all instances, actual bonus payments under the EAIP for 2023 may be adjusted upward or downward at the discretion of the Compensation Committee based upon its evaluation of a NEO’s individual achievements or contributions to performance of the functions within his or her areas of responsibility. In addition, adjustments are permitted as deemed appropriate by the Committee to account for unanticipated or other significant events that warrant adjustment. No discretionary adjustments were made for 2023 EAIP awards.
Plan awards earned for a given year generally are paid in the first quarter of the following year after the public release of our year-end financial results and after determination of the award payments by the Compensation Committee for all NEOs other than our CEO, and by the Board for our CEO. No award payment is made until the calculation of the payment award is approved by the Committee or the Board, as appropriate. Cash award payments for 2023 performance were made in March 2024.
Long-Term Equity Incentive Compensation
Long-term equity incentives are designed to motivate management to enable the Company to achieve long-term performance improvements and serve to link a significant portion of compensation to shareholder returns. The Company issues awards of long-term equity compensation, or “LTIP” awards, from time to time consistent with the objectives and philosophy of our compensation programs under our 2018 Plan. We generally grant LTIP awards annually in the first quarter to incentivize future performance.
LTIP awards provide our NEOs with a benefit that generally increases only when the value of our shares increases, which aligns their interests with increasing shareholder value. Long-term incentives are equity-based and include restricted stock units (“RSUs”) and performance share awards (“PSAs”). In determining the form or forms of LTIP award grants, the Committee considers, among other factors, the role of the executive and the ability of the executive to impact our success, as well as the appropriateness of a particular security for the individual executive.

In determining the total value of LTIP awards to be granted to each NEO, the Compensation Committee determines the award value as a nominal dollar amount in accordance with market data and considers, without giving particular weight to any specific factor, the position of the executive officer (both in terms of function and responsibilities), tenure, anticipated future contributions, and the long-term incentive compensation of similarly situated executives in our compensation peer groups. For 2023, each NEO’s annual LTIP award was granted 50% in the form of RSUs and 50% in the form of PSAs.
Restricted Stock Unit Awards
RSUs complement the overall compensation mix for our executives by:
•Driving behaviors and actions consistent with creating shareholder value;
•Providing diversification of compensation in recognition of the cyclical nature of our industry;
•Resulting in actual share ownership aligned with our executive stock ownership guidelines; and
•Supporting executive retention.
The annual RSU awards granted in 2023 vest in one-third increments on the first, second, and third anniversary of the date of grant. RSUs are paid in shares of ChampionX common stock and do not carry voting rights, but do earn dividend equivalents during the vesting period (that become payable only if, and to the extent, the RSU award vests), to the extent any dividends are declared on our common stock.
Performance Share Awards
PSAs are intended to align the NEOs’ interests with those of our shareholders with a focus on long-term results. The PSAs reinforce sustained long-term performance and value creation, as well as strategic planning processes, while balancing short- and long-term decision making. The PSAs awarded in 2023 are structured to be paid out, if at all, in shares of ChampionX common stock, at the end of a three-year performance period subject to the executive’s continued employment through the end of the performance period, based on the average of the calculated results of the two performance metrics: (a) the cumulative TSR of our common stock relative to the TSR Performance Peer Group (listed below), and (b) free cash flow as a percentage of revenue.
The relative TSR metric is subject to an absolute TSR collar that limits the amount paid on PSAs if absolute TSR is negative over the performance period. This further aligns NEOs’ interests with those of our shareholders, to limit returns on PSAs during periods where shareholder returns are also limited. The Compensation Committee believes that relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance, provides a reliable means to measure relative performance, and ensures the best alignment of the interests of management and shareholders, while the absolute TSR collar ensures that relative TSR results are consistent with absolute shareholder return.
No changes were made to the TSR Performance Peer Group for the PSAs awarded in 2023 which, if earned, become payable after December 31, 2025 (the “2023 PSAs”), which includes larger oilfield and chemical companies than the Core Peer Group and excludes smaller oilfield services and manufacturing companies in order to align incentives with long-term growth. The Compensation Committee will select a suitable replacement if any company in the TSR Performance Peer Group is acquired or is not the surviving company in a merger.

TSR Performance Peer Group
Baker Hughes Company	NOV Inc.	TechnipFMC plc
Cabot Corporation	Oceaneering International, Inc.	The Chemours Company
Halliburton Company	Olin Corporation	Weatherford International plc
Helmerich & Payne, Inc.	Patterson-UTI Energy, Inc.	PHLX Oil Service Sector Index
Innospec Inc.	Schlumberger Limited	S&P 500 Index
For purposes of the 2023 PSAs, the TSR measurement will be calculated using the 20-trading day average stock price of each company ending December 31, 2022 compared to the 20-trading day average stock price of each company ending December 31, 2025. The payout range for the 2023 PSAs is 0%-200% of target based on a simple average of the payout percentages determined from the results of (a) ChampionX’s relative TSR during the performance period, subject to the absolute TSR collar (described below), and (b) free cash flow as a percentage of revenue for the performance period. Payout percentages for the relative TSR metric range from 0%-200%, subject to the absolute TSR collar, with 0% payout for relative TSR ranked below 25th percentile, 25% payout for relative TSR ranked at 25th percentile, 100% payout for relative TSR ranked at 50th percentile, and 200% payout for relative TSR ranked at or above the 90th percentile. Payout for relative TSR results between the 25th percentile and 90th percentile will be determined through linear interpolation.
The absolute TSR collar limits the extremes of the payout for relative TSR if it is misaligned with absolute TSR. If the annualized absolute TSR for the performance period is greater than 15%, the percentage payout for the relative TSR metric would be at least 50%, and if such annualized absolute TSR is negative, the percentage payout for the relative TSR metric would be capped at 100%, in each case regardless of relative TSR results for the performance period as described above. No adjustment is made to the percentage payout based on relative TSR if the annualized absolute TSR for the performance period is between 0% and 15%. As an example, if the Company’s relative TSR for the performance period is in the 73rd percentile of the TSR Performance Peer Group but the Company’s annualized absolute TSR for the performance period is negative, the payout percentage for relative TSR would be capped at 100%.
The free cash flow as a percent of revenue results will be determined for the period from January 1, 2023 through December 31, 2025. The Committee believes that free cash flow is an absolute performance metric well aligned with the Company’s strategic objectives and shareholder interests as a measure of the Company’s ability to reduce leverage, invest in the growth of the Company, and return capital to shareholders. Payout percentages for the free cash flow as a percentage of revenue metric range from 0%-200% with a 50% payout for a threshold performance of 4.5%, 100% payout for performance results of 7.0%, 200% payout for performance results of 10.5% and higher, and no payout for performance below threshold. Payout for results between threshold, target and maximum levels will be determined through linear interpolation.
2023 LTIP Compensation
The Compensation Committee approved the following annual LTIP awards for the NEOs for 2023:

	Annual LTIP Awards
	RSUs ($)	PSAs ($)	Total Target ($)
Mr. Somasundaram	2,500,000	2,500,000	5,000,000
Mr. Fisher	925,000	925,000	1,850,000
Mr. Bryant	675,000	675,000	1,350,000
Mr. Mahoney	450,000	450,000	900,000
Ms. Wright	437,500	437,500	875,000
Vesting and Payout of 2020 PSAs
The performance period for the PSAs awarded in 2020 ended in 2023, with vesting based on the Company’s cumulative TSR during the three-year performance period relative to the TSR Performance Peer Group for the 2020 PSAs, subject to an absolute TSR collar as described above for the 2023 PSAs. The end of the performance period for the 2020 PSAs was calculated using the 20-trading day average stock price of the Company and each company in the 2020 PSA TSR Performance Peer Group beginning June 5, 2023. ChampionX achieved a TSR ranking of 4 (out of 17) and an absolute TSR that was positive as of the end of the performance period. Based on this result, the Compensation Committee approved a payout of the 2020 PSAs of 180%. Additional details about the 2020 PSAs were previously provided in the Company’s 2021 proxy statement.
Vesting and Payout of 2021 PSAs
The performance period for the PSAs awarded in 2021 ended on December 31, 2023 (the “2021 PSAs”). Payout of the 2021 PSAs was based on the average of the results of (a) the Company’s cumulative TSR during the three-year performance period relative to the TSR Performance Peer Group for the 2021 PSAs, subject to an absolute TSR collar as described above for the 2023 PSAs, and (b) the Company’s free cash flow as a percentage of revenue during the performance period. For the performance period, ChampionX achieved a TSR ranking of 8 (out of 18) and an absolute TSR that was positive, resulting in a payout for the relative TSR portion of the 2021 PSAs of 123%. Free cash flow as a percentage of revenue for the performance period was 9.3%, resulting in a payout of 166% for the free cash flow portion of the 2021 PSAs. Accordingly, in February 2024, the Compensation Committee approved a payout of the 2021 PSAs of 144.5%. Additional details about the 2021 PSAs were previously provided in the Company’s 2022 proxy statement.

Other Benefits
Our NEOs participate in the same retirement and health and welfare programs as our other employees in the United States. In 2023, all of our NEOs participated in the Company’s 401(k) plan. The employer matching contributions we made pursuant to these plans are reflected in the column titled “All Other Compensation” in the 2023 Summary Compensation Table, and the notes following the table. The health care and insurance coverage provided to our NEOs is the same as that provided to other active employees in the United States.
We do not currently provide any perquisites to our NEOs that are not provided to other employees.
Executive Severance and Change-in-Control Plans
We do not maintain individual severance or change-in-control agreements with our NEOs. However, we maintain the ChampionX Corporation Executive Severance Plan (“ESP”) and the ChampionX Corporation Senior Executive Change-in-Control Severance Plan (“CICSP”) to accomplish several objectives, including:
•Ensuring shareholder interests are protected during business transactions by providing benefits that promote senior management stability;
•Providing and preserving an economic motivation for participating executives to consider a business combination that creates value for shareholders but may result in an executive’s job loss; and
•Competing effectively in attracting and retaining executives in an industry that experiences acquisitions and divestitures.
NEOs may not receive benefits under both plans as a result of the same severance event. Under the ESP, among other benefits, each NEO will receive base salary continuation payments for a period of 12 months and will receive a pro-rated portion of the NEO’s EAIP award paid with respect to the prior year (or, if the NEO has been employed for less than one year, an amount determined in the Compensation Committee’s discretion) if he or she is involuntarily terminated without cause. The CICSP, as in effect on December 31, 2023, provided (a) a lump sum payment equal to two times the sum of the NEO’s base salary and his or her target EAIP award for the year in which the NEO’s employment terminated or the year of the change in control, whichever was higher, and (b) a lump sum payment equal to the then premium cost of COBRA health continuation coverage for 12 months, in each case, if the NEO’s employment was terminated within 18 months after a change-in-control either involuntarily without cause or due to the NEO’s resignation for good reason.
The CICSP was amended in February 2024 to provide the following severance benefits if the NEO’s employment is terminated within 18 months after a change-in-control either involuntarily without cause or due to the NEO’s resignation for good reason: (a) a lump sum cash payment equal to a multiple (three for our CEO and two and a half for all other NEOs) of the NEO’s base salary and target EAIP award, (b) a lump sum cash payment equal to the NEO’s pro-rata target bonus for the year of termination, and (c) a lump sum cash payment equal to 18 months of COBRA health continuation coverage premium costs. We believe this “double trigger” requirement is in the best interest of shareholders and is considered best practice.
Both the ESP and CICSP provide for the forfeiture and clawback of amounts paid under the plans if the NEO breaches customary confidentiality, noncompetition, non-solicitation and non-disparagement covenants entered into at the time of termination. Amounts are paid under the ESP and CICSP subject to the NEO’s timely execution of a standard employment release.
Details of potential payments under these plans are outlined in the “Potential Payments upon Termination or Change-in-Control” section. These plans do not provide any excise tax gross-up protections.
Deferred Compensation Plan
In connection with our spin-off from Dover Corporation (“Dover”) in 2018, the Compensation Committee adopted the Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) to accept the roll-over of accounts of ChampionX employees who participated in the Dover deferred compensation plan. The Deferred Compensation Plan is frozen to new participants and to contributions from participants, and the Company does not provide above-market or preferential earnings. Mr. Somasundaram is our only NEO who was a participant in the Dover deferred compensation plan, and his account was transferred to the Deferred Compensation Plan at the time of our spin-off from Dover.

Mirror Savings Plan
In connection with the separation of the Chemical Technologies business from Ecolab Inc. (“Ecolab”) and the Merger, the Company adopted the ChampionX Mirror Savings Plan (the “Mirror Savings Plan”) for legacy ChampionX employees who participated in the Ecolab mirror savings plan prior to the Merger. The terms of the Mirror Savings Plan are substantially similar to those provided under the Ecolab mirror savings plan. Participant accounts in the Ecolab plan were not rolled into the Mirror Savings Plan established by the Company. The Mirror Savings Plan is frozen to new participants, participant contributions and Company contributions and the Company does not provide above-market or preferential earnings. Mr. Bryant is the only NEO who was a participant in the Ecolab mirror savings plan and is a participant in our Mirror Savings Plan.
Additional Executive Compensation Governance Considerations
Stock Ownership
The Compensation Committee believes requiring executives to retain shares of ChampionX common stock helps align executive performance with shareholder value creation. Our stock ownership guidelines require executives to own ChampionX common stock, valued as a multiple of the executive’s base salary, within five years from the date the executive becomes subject to the guidelines, as shown below:

Executive Level	Salary Multiple
Chief Executive Officer	5
Section 16 Officers	3
Other Corporate Officers	2
Shares of ChampionX common stock owned and RSUs subject only to time-based vesting are included when determining whether an executive has met the required ownership levels. Compliance with the stock ownership guidelines is reviewed annually. All NEOs are in compliance with the stock ownership guidelines.
Clawback Policy
We have adopted the Amended and Restated Executive Compensation Clawback Policy (the “Clawback Policy”), which complies with Nasdaq’s new clawback rules implemented under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event the Company is required to prepare an accounting restatement of our financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the Clawback Policy requires that covered executives must reimburse the Company, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the Clawback Policy are current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Board. Incentive-based compensation subject to the Clawback Policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The Clawback Policy applies to any incentive-based compensation received on or after October 2, 2023 (as determined in accordance with Section 10D of the Exchange Act). For periods prior to October 2, 2023, the Company may seek to recover incentive-based compensation from an executive under the Company’s prior clawback policy in the event of restated financial results if the Board determines the restatement was the result of fraud, intentional misconduct or gross negligence of such executive. Our Amended and Restated Executive Compensation Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.
Anti-Hedging Policy
Our Securities Trading Policy prohibits the Board and our officers, as well as persons who assist in the preparation of or have access to our consolidated financial results from engaging in any transaction designed to hedge or offset any decrease in the market value of ChampionX securities they hold. This includes any financial instrument or derivative security such as short sales, puts, calls, straddles, prepaid variable forward contracts, equity swaps, collars and exchange funds.

Anti-Pledging Policy
Our Securities Trading Policy also prohibits directors and executive officers from pledging ChampionX securities as collateral for a loan or other obligation, subject to limited exceptions, and from holding ChampionX securities in a margin account. No director or executive officer currently pledges any shares of ChampionX common stock held by them.
No Employment Contracts
We do not enter into employment contracts with any of our NEOs.
Compensation Consultant
Under its charter, the Compensation Committee is authorized to retain a compensation consultant and has the sole authority to approve the consultant’s fees and other retention terms. Through July 2023, the Compensation Committee used the services of Meridian. The Compensation Committee engaged and managed its relationship with the Meridian executive compensation consultants directly. In addition, Meridian reported directly to the Compensation Committee with respect to all executive and non-executive director compensation matters.
The nature and scope of Meridian’s engagement by the Compensation Committee included advising the Compensation Committee, as it needed, with respect to all executive compensation matters under the Compensation Committee’s purview for 2023 compensation. The material elements of the instructions or directions given to Meridian with respect to the performance of its duties to the Compensation Committee for the Company’s compensation program for 2023 included engaging Meridian to:
•Guide the Compensation Committee’s decision making with respect to executive compensation matters in light of the Company’s business strategy, pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates;
•Review and provide advice on the Core Peer Group, Supplemental Industry Group, and the TSR Performance Peer Group;
•Advise on incentive plan design for both annual and long-term incentive awards;
•Provide comprehensive competitive market studies as reference for the Compensation Committee in consideration of CEO and senior management compensation;
•Review the CEO’s executive compensation recommendations for our senior executives;
•Review the CEO’s compensation;
•Review and provide competitive market information on non-executive director compensation; and
•Apprise the Compensation Committee about emerging best practices and changes in regulatory and corporate governance environment.
The Compensation Committee assessed the independence of Meridian pursuant to applicable SEC and Nasdaq rules and based on information presented to the committee, and concluded that Meridian’s work for the Compensation Committee did not raise any conflict of interest for 2023. Outside of providing executive and director advisory services to the Compensation Committee, Meridian provided no other services to us or our affiliates.
In August 2023, the Compensation Committee appointed Frederick W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant, replacing Meridian in such capacity. The Compensation Committee’s decision to change its compensation consultant was the result of a comprehensive, competitive request for proposal process, which included Meridian, conducted as a periodic assessment whether there should be a rotation of the compensation consultant. The Compensation Committee assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules and based on information presented to the committee, and concluded that FW Cook’s work for the Compensation Committee did not raise any conflict of interest for 2023. FW Cook reviewed and advised on the executive compensation program after its appointment as compensation consultant. Outside of providing executive and director advisory services to the Compensation Committee, FW Cook provided no other services to us or our affiliates.
Conclusion
In a highly competitive market for executive talent, we believe our customers’ and employees’ interests, as well as those of our shareholders and other stakeholders, are well served by our compensation program. These programs are reasonably positioned among our Core Peer Group and encourage and promote our compensation objectives with a strong emphasis on pay for performance. Going forward, we will continue to review our compensation plans periodically to determine what revisions, if any, should be made.

Compensation Committee Report
_____________________________________________________________________________________________
The Committee has reviewed and discussed the Compensation Discussion and Analysis with management.
Based on such review and discussion with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted by the Compensation Committee:

Gary P. Luquette, Chair
Heidi S. Alderman
Stuart Porter
Daniel W. Rabun

Executive Compensation Tables
_____________________________________________________________________________________________
The following tables and accompanying narrative disclosures provide information regarding the compensation earned by or paid to our NEOs during 2023.
2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Mr. Somasundaram	2023	913,154	5,373,069	1,299,140	36,914	7,622,277
President and Chief Executive Officer	2022 2021	874,000 841,087	5,203,750 3,932,766	1,060,227 988,390	41,520 13,050	7,179,497 5,775,292
Mr. Fisher	2023	629,842	1,988,026	663,550	30,106	3,311,524
Executive Vice President and Chief Financial Officer	2022 2021	602,935 533,601	2,061,098 1,573,106	598,422 544,758	27,508 13,050	3,289,962 2,664,515
Mr. Bryant	2023	632,293	1,450,733	622,890	35,750	2,741,667
Chief Operating Officer and President, Chemical Technologies	2022 2021	594,627 587,938	1,755,891 1,448,349	550,732 383,727	63,873 85,600	2,965,123 2,505,614
Mr. Mahoney	2023	487,319	967,155	398,706	25,314	1,878,494
President, Production & Automation Technologies	2022 2021	540,913 448,529	980,551 674,160	392,907 375,564	26,027 13,050	1,940,397 1,511,303
Ms. Wright	2023	464,007	940,229	407,367	24,717	1,836,321
Senior Vice President, General Counsel and Secretary	2022 2021	444,230 428,562	930,553 702,258	367,421 308,745	24,842 12,921	1,767,046 1,452,486
(1)Salary equals base pay paid to each NEO during the applicable year. The actual salary paid may fluctuate due to the number of pay periods during the calendar year, the timing of changes in base salary, and the timing of payroll processing at each calendar year-end.
(2)Amounts shown represent the aggregate grant date fair value of PSAs and RSUs granted during the year indicated, each calculated in accordance with FASB ASC Topic 718 disregarding the estimate for forfeitures. See Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions made in the valuation of these awards. Amounts shown may be different than amounts for individual awards reflected in the Grants of Plan-Based Awards in 2023 table due to rounding. The PSAs were valued at target, although payments may vary from 25% to 200% of the target amount granted, or be forfeited altogether depending upon actual performance. The value of the 2023 PSAs on the grant date, assuming the maximum level of performance is achieved, would be the following amounts: Mr. Somasundaram - $5,746,188; Mr. Fisher - $2,126,079; Mr. Bryant - $1,551,475; Mr. Mahoney - $1,034,317; and Ms. Wright - $1,005,520.
(3)Amounts shown represent payments under our EAIP for the year indicated, which payments were made in the first quarter of the following year.
(4)Amounts shown represent (i) the amount of employer contributions to the NEO’s 401(k) plan with respect to the year ended December 31 of the year indicated, and (ii) the amount of dividend equivalents accrued in 2022 and 2023 on RSUs awarded prior to February 9, 2022 when the Company announced the initiation of its dividend program. Under the terms of our ChampionX 401(k) Plan, the Company matches contributions by NEOs on the same basis as it matches contributions of all other participants. In addition to the Company’s matching contributions, the Company makes an annual contribution of 3% of covered compensation to all participants who became participants in the predecessor ChampionX LLC Savings Plan prior to October 15, 2021, including Mr. Bryant. Employees who joined the Company from Ecolab in connection with the Merger and those who were hired after the Merger for our Chemical Technologies business were eligible to participate in the ChampionX LLC Savings Plan.

Name	Company Contributions to 401(k) Plan ($)	Dividend Equivalents ($)
Mr. Somasundaram	19,980	16,934
Mr. Fisher	19,980	10,126
Mr. Bryant	29,970	5,780
Mr. Mahoney	19,980	5,334
Ms. Wright	19,980	4,737
(5)    The total amounts shown in this column may not equal the sum of amounts reflected in the preceding columns due to rounding.

Grants of Plan-Based Awards in 2023
The following table summarizes compensation awarded to our NEOs under our EAIP and our 2018 Plan for 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)	Maximum (#)
Mr. Somasundaram
RSUs(2)	2/16/23							78,222	2,499,975
PSAs(3)	2/16/23				19,556	78,222	156,444		2,873,094
EAIP(4)	2/16/23	54,789	1,095,785	2,191,570
Mr. Fisher
RSUs(2)	2/16/23							28,942	924,986
PSAs(3)	2/16/23				7,236	28,942	57,884		1,063,040
EAIP(4)	2/16/23	28,343	566,858	1,133,716
Mr. Bryant
RSUs(2)	2/16/23							21,120	674,995
PSAs(3)	2/16/23				5,280	21,120	42,240		775,738
EAIP(4)	2/16/23	25,292	505,835	1,011,670
Mr. Mahoney
RSUs(2)	2/16/23							14,080	449,997
PSAs(3)	2/16/23				3,520	14,080	28,160		517,158
EAIP(4)	2/16/23	18,274	365,490	730,979
Ms. Wright
RSUs(2)	2/16/23							13,688	437,468
PSAs(3)	2/16/23				3,422	13,688	27,376		502,760
EAIP(4)	2/16/23	17,400	348,006	696,011
(1)Represents the minimum amount payable for a certain level of performance. Payout for each element of EAIP awards is 0% at threshold achievement except for the New Technology Revenues metric that results in a 50% payout at threshold performance. PSA awards have a threshold percentage payout of 25% with no payout for any ranking below the 25th percentile. See “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of the PSA awards.
(2)RSUs vest in three equal annual installments beginning February 16, 2024. The grant date fair value of the awards was calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures. For assumptions made in the valuation of these awards, see Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of these awards.
(3)The PSAs vest and become payable, if at all, after the end of the three-year performance period ending December 31, 2025, subject to the achievement of the performance goals. The grant date fair value of the awards was calculated in accordance with FASB ASC Topic 718 and based on achievement at the probable outcome; see Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the valuation of these awards. PSAs pay out between 25% and 200% of the target amount granted, or are forfeited altogether depending upon actual performance.
(4)Amounts shown reflect the potential payouts for 2023 performance under the EAIP. The amounts actually paid in March 2024 are included in the 2023 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column for 2023 for each NEO.

Outstanding Equity Awards at Fiscal Year-End 2023
The following table provides information as of December 31, 2023 regarding outstanding equity awards held by each of the NEOs. None of our NEOs hold any options that are unexercisable and that column has been omitted from the table.

	Option Awards (1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Somasundaram
	44,460	34.13	2/10/2027
				192,450	(4)	5,621,465	434,547	12,693,118
Mr. Fisher
				90,853	(5)	2,653,816	153,593	4,486,452
Mr. Bryant
	49,303	5.13	12/3/2024
	52,540	5.67	12/2/2025
	152,408	5.60	12/7/2026
	290,541	6.53	12/6/2027
	228,287	7.54	12/4/2028
				78,506	(6)	2,293,160	122,861	3,588,770
Mr. Mahoney
	11,823	35.53	3/10/2024
	15,214	31.55	2/12/2025
	19,475	24.65	2/11/2026
	14,062	34.13	2/10/2027
				41,657	(7)	1,216,801	72,058	2,104,814
Ms. Wright
				39,068	(8)	1,141,176	72,449	2,116,235
(1)For Messrs. Somasundaram and Mahoney, represents SSARs issued to them May 15, 2018 to replace SSARs originally granted to them by Dover. For Mr. Bryant, represents options converted June 3, 2020 in connection with the Merger to replace options originally granted to him by Ecolab. All SSAR and option awards outstanding at December 31, 2022 were fully vested.
(2)Market value is based upon the closing sale price of our common stock on December 29, 2023 of $29.21.
(3)Includes (a) the 2021 PSAs granted February 18, 2021 which vested February 14, 2024 based on the three-year performance period ended December 31, 2023, (b) the PSAs granted February 17, 2022 which, if earned, become payable after December 31, 2024, (the “2022 PSAs”), and (c) the 2023 PSAs granted February 16, 2023 which, if earned, become payable after December 31, 2025, each subject to the achievement of the applicable performance goals. Pursuant to SEC rules, the amount reflected in the table represents the number of shares payable with respect to (i) the 2021 PSAs based on achievement at 144.5%, (ii) the 2022 PSAs based on achievement at 135%, and (iii) the 2023 PSAs based on achievement at 162%. Actual shares issued could be between 0% and 200%.
(4)Includes (a) 33,125 RSUs granted February 18, 2021 that vested February 20, 2024, (b) 81,103 RSUs granted February 17, 2022, 40,551 of which vested February 20, 2024 and 40,552 that vest February 18, 2025, and (c) 78,222 RSUs granted February 16, 2023, 26,074 of which vested February 16, 2024 and 52,148 that vest in two equal annual installments beginning February 18, 2025.
(5)Includes (a) 13,250 RSUs granted February 18, 2021 that vested February 20, 2024, (b) 24,331 RSUs granted February 17, 2022, 12,165 of which vested February 20, 2024 and 12,166 that vest February 18, 2025, (c) 28,942 RSUs granted February 16, 2023, 9,647 of which vested February 16, 2024 and 19,295 that vest in two equal annual installments beginning February 18, 2025, and (d) 24,330 RSUs granted February 17, 2022 that vest February 18, 2025.
(6)Includes (a) 13,250 RSUs granted February 18, 2021 that vested February 20, 2024, (b) 19,465 RSUs granted February 17, 2022, 9,732 of which vested February 20, 2024 and 9,733 that vest February 18, 2025, (c) 21,120 RSUs granted February 16, 2023, 7,040 of which vested February 16, 2024 and 14,080 that vest in two equal annual installments beginning February 18, 2025, and (d) 24,671 RSUs granted February 17, 2022 that vest February 18, 2025.
(7)Includes (a) 5,679 RSUs granted February 18, 2021 that vested February 20, 2024, (b) 12,166 RSUs granted February 17, 2022, 6,083 of which vested February 20, 2024 and 6,083 that vest February 18, 2025, (c) 14,080 RSUs granted February 16, 2023, 4,693 of which vested February 16, 2024 and 9,387 that vest in two equal annual installments beginning February 18, 2025, and (d) 9,732 RSUs granted February 17, 2022 that vest February 18, 2025.
(8)Includes (a) 5,915 RSUs granted February 18, 2021 that vested February 20, 2024, (b) 12,166 RSUs granted February 17, 2022, 6,083 of which vested February 20, 2024 and 6,083 that vest February 18, 2025, (c) 13,688 RSUs granted February 16, 2023, 4,562 of which vested February 16, 2024 and 9,126 that vest in two equal annual installments beginning February 18, 2025, and (d) 7,299 RSUs granted February 17, 2022 that vest February 18, 2025.

Option Exercises and Stock Vested in 2023
The following table summarizes the value received from stock option exercises and stock grants vested during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Mr. Somasundaram	20,000	63,800	214,408	6,624,050
Mr. Fisher	--	--	25,415	783,599
Mr. Bryant	36,162	1,089,923	25,569	778,849
Mr. Mahoney	11,735	56,328	44,585	1,429,083
Ms. Wright	--	--	48,458	1,462,509
(1)    Represents exercise of SSARs by Messrs. Somasundaram and Mahoney and exercise of option by Mr. Bryant. Number of shares reported is the total number of shares exercised under the award rather than the net number of shares received by the NEO.
(2)    Represents the difference between the fair market value of our Common Stock on the date of exercise and the exercise price of the award, multiplied by the total number of shares exercised.
(3)    Represents (a) the aggregate number of RSUs that vested during the fiscal year, and (b) for all NEOs other than Messrs. Fisher and Bryant, the number of shares that vested during the fiscal year under the PSAs granted in 2020.
(4)    Represents the aggregate pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of common stock on the vesting date, plus the amount of accrued dividend equivalents paid upon vesting.

2023 Nonqualified Deferred Compensation

Name	NEO Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Somasundaram Deferred Compensation Plan	—	—	244,642	340,679	1,674,135
Mr. Bryant Mirror Savings Plan	—	—	51,168	—	380,212
(1) The Company does not provide above-market or preferential earnings on accounts in the named plans and no portion of the amounts reflected in this column are reported in the 2023 Summary Compensation Table.

Mr. Somasundaram. The Compensation Committee adopted the Deferred Compensation Plan in our spin-off from Dover to accept the roll-over of accounts of ChampionX employees who participated in the Dover deferred compensation plan. The deferred compensation plan maintained by Dover, which is a nonqualified plan for tax purposes, permits select key management and highly compensated employees in the U.S. to irrevocably elect to defer a portion of their salary and bonus. Mr. Somasundaram participated in the Dover deferred compensation plan. The Deferred Compensation Plan is frozen to new participants and to contributions from participants.
Generally, deferred amounts will be distributed from the Deferred Compensation Plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability or other termination of service, or at a scheduled in-service withdrawal date chosen by the participant.
Mr. Bryant. In connection with the Merger, the Company adopted the Mirror Savings Plan for legacy ChampionX employees who participated in the Ecolab mirror savings plan, with terms substantially similar to those provided under the Ecolab mirror savings plan. The Mirror Savings Plan is a nonqualified mirror 401(k) deferred compensation excess plan which permitted highly compensated employees in the U.S. to elect to defer a portion of their salary and bonus as if such amount had been deferred into the Company’s 401(k) plan. The plan is frozen to new participants and to contributions from participants. The Company does not make any contributions to the Mirror Savings Plan. The plan is unfunded and does not protect the participant from insolvency of the Company.
Generally, Mirror Savings Plan amounts will be distributed six months after a separation from service in one lump sum, or in installments over a period of five or ten years, if so elected by the participant.
Pension Benefits
Our NEOs did not participate in a ChampionX-sponsored pension plan required to be reported under the Pension Benefits Table. Accordingly, the Pension Benefits Table has not been included here.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.
To identify our median employee, we used our global employee population as of December 31, 2023, which consisted of 7,115 total employees, of whom 4,350 were employed in the United States and 2,765 were employed in foreign jurisdictions.
We chose “total cash compensation” as our consistently-applied compensation measure, which included base salary or hourly wages plus cash bonuses and cash allowances. We believe the use of total cash compensation for all employees is a consistently-applied compensation measure because we only distribute equity to a small percentage of employees in the Company. We converted annual base salary and bonus to U.S. dollars using foreign currency exchange rates as of December 31, 2023, and we annualized the compensation for any full-time or part-time employees who were hired in 2023 but were not employed by us for all of 2023. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
After identifying the median employee based on the process described above, we calculated annual total compensation for that employee using the same methodology we used to determine total compensation for 2023 for our NEOs as set forth in the 2023 Summary Compensation Table resulting in annual total compensation for our median employee (other than our President and CEO) of $81,569. Mr. Somasundaram’s 2023 annual total compensation as reflected in the 2023 Summary Compensation Table was $7,622,277. Based on this information, for 2023 the ratio of total compensation of our CEO to the median of the annual total compensation of all employees (other than our President and CEO) was 93 to 1.

Potential Payments upon Termination or Change-in-Control
The following describes the compensation and benefits that we would provide to our current NEOs in various scenarios involving a termination of employment or upon a change of control under our ESP, CICSP, Deferred Compensation Plan, Mirror Savings Plan, and the terms of our 2018 Plan. Compensation and benefits generally available to salaried employees are not included in the discussion below. The vesting or ability to exercise stock options and SSARs is accelerated upon the occurrence of certain of the following scenarios. However, all stock options and SSARs held by our NEOs were exercisable at December 31, 2023, making acceleration not applicable. Consequently, such acceleration is not noted in the descriptions below. Totals may not equal the sum of individual amounts shown for a NEO in that table due to rounding.
Retirement
Normal Retirement under the 2018 Plan. Pursuant to the 2018 Plan, upon “normal retirement”, (i) subject to compliance with the non-competition provisions of the 2018 Plan, RSUs will continue to vest as if the NEO’s employment had not terminated until the earlier of (x) 60 months from the date of termination, and (y) such time as the remaining temporal restrictions lapse, and (ii) the oldest outstanding PSA held by the NEO remains in effect for the period of the award and eligible to vest, with the Compensation Committee (or CEO, as applicable) having discretionary authority to continue any other remaining PSAs. None of our NEOs were eligible for normal retirement under the 2018 Plan at December 31, 2023.
Early Retirement under the 2018 Plan. All SSARs held by our NEOs were initially awarded by Dover and are subject to different retirement provisions. Upon Early Retirement I, Early Retirement II, Early Retirement III (each, as defined below) or a normal retirement at age 62 (subject to compliance with the applicable non-competition restrictions), SSARs initially awarded by Dover prior to August 6, 2014 remain in effect for a five-year period following retirement. SSARs granted after August 6, 2014 remain in effect for the earlier of the expiration date of the SSAR or two years, three years or one year based on whether the early retirement is classified as Early Retirement I, Early Retirement II, or Early Retirement III, respectively, subject to agreement with standard non-competition provisions.
Mr. Somasundaram was eligible for Early Retirement I at December 31, 2023 and if he had retired on such date, the SSARs held by him, as set forth in the Outstanding Equity Awards at Fiscal Year-End 2023 table, would remain in effect for two years following his retirement date. The closing stock price of the Company’s common stock on December 29, 2023 was $29.21, which was less than the exercise price of the exercisable SSARs held by Mr. Somasundaram. As a result, the SSARs had no value on such date. Mr. Somasundaram would not be eligible for any other compensation or benefits under the 2018 Plan in the event of an Early Retirement I effective December 31, 2023.
Retirement under the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, upon retirement, the balance of the NEO’s Deferred Compensation Plan account is paid in a lump sum or over a period of years, subject to the terms of the Deferred Compensation Plan. Mr. Somasundaram is eligible for retirement under the Deferred Compensation Plan, and if he had retired at December 31, 2023, he would have received the balance of his Deferred Compensation Plan account, as set forth in the table under the heading 2023 Nonqualified Deferred Compensation.
No other compensation or benefits are provided to our NEOs upon retirement.
Resignation; Termination With or Without Cause
Resignation. In the event of a NEO’s resignation for any reason, the balances of a NEO’s Deferred Compensation Plan account and Mirror Savings Plan account, if any, are paid, and exercisable stock options and SSARs remain eligible to be exercised until the earlier of (x) the applicable expiration date and (y) the end of the three-month period following such termination. All other equity awards under the 2018 Plan are forfeited, and no other compensation or benefits are provided; provided, that, if such NEO’s resignation is not a termination for cause and occurs after the end of a performance period and before the date of payment, the NEO will be entitled to receive the payment with respect to PSAs that the NEO would have earned had the NEO continued to be an employee as of the payment date. The following sets forth the payments and benefits our NEOs were eligible to receive assuming they resigned effective December 31, 2023. SSARs with an exercise price that exceeded the closing stock price of the Company’s common stock on such date are not included in the table as they had no value.

	Mr. Somasundaram	Mr. Fisher	Mr. Bryant	Mr. Mahoney	Ms. Wright
Stock Options/SSARs	—	—	$17,558,810	$88,806	—
Deferred Compensation Plan or Mirror Savings Plan	$1,674,135	—	$380,212	—	—
Total:	$1,674,135	—	$17,939,022	$88,806	—

Termination With Cause. In the event of a NEO’s termination with cause, the balances of a NEO’s Deferred Compensation Plan account and Mirror Savings Plan account, if any, are paid, all other equity awards under the 2018 Plan are forfeited, and no other compensation or benefits are provided. Had our NEOs’ employment terminated with cause effective December 31, 2023, Messrs. Somasundaram and Bryant would have received the balance of their accounts set forth in the table under the heading 2023 Nonqualified Deferred Compensation, and no other compensation or benefits would be provided to any of our other NEOs.
Termination Without Cause. If a NEO’s employment is terminated without cause, RSUs and PSAs are forfeited, but the NEO would be eligible for the following compensation and benefits:
•Continuation of base salary for a period of 12 months (pursuant to the ESP);
•EAIP award is prorated and paid based on the EAIP paid in the preceding year (pursuant to the ESP);
•Exercisable stock options and SSARs remain eligible to be exercised until the earlier of (x) the applicable expiration date and (y) the end of the three-month period following such termination (pursuant to the 2018 Plan);
•If such termination occurs after the end of a performance period and before the date of payment, the NEO will be entitled to receive the payment with respect to PSAs that the NEO would have earned had the NEO continued to be an employee as of the payment date (pursuant to the 2018 Plan);
•The balance of a NEO’s Deferred Compensation Plan account or Mirror Savings Plan account, if any, is paid (pursuant to the Deferred Compensation Plan and Mirror Savings Plan); and
•A monthly payment equal to the cost of COBRA health continuation coverage for the lesser of 12 months or the period that the NEO receives COBRA benefits (pursuant to the ESP).
The payments provided under the ESP are subject to the NEO’s execution and non-revocation of a general release of claims.
The following sets forth the payments and benefits our NEOs were eligible for assuming their employment was terminated without cause effective December 31, 2023. SSARs with an exercise price that exceeded the closing stock price of the Company’s common stock on such date are not included in the table as they had no value.

	Mr. Somasundaram	Mr. Fisher	Mr. Bryant	Mr. Mahoney	Ms. Wright
Salary & EAIP	$1,985,227	$1,236,422	$1,191,232	$886,907	$837,421
Stock Options/SSARs	—	—	$17,558,810	$88,806	—
Deferred Compensation Plan or Mirror Savings Plan	$1,674,135	—	$380,212	—	—
Health, Welfare and Other Benefits	$21,720	$21,386	$21,581	$21,720	$7,019
Total:	$3,681,082	$1,257,808	$19,151,835	$997,433	$844,440

Change-in-Control
Without termination of employment: In the event of a change-in-control without termination of employment, unvested awards under the 2018 Plan immediately vest (with the performance period for the PSAs terminating on the last day of the month prior to the month in which the change-in-control occurs and the amount payable to the NEO prorated based on the number of months in the performance period that has passed prior to the change-in-control) unless assumed or replaced in the change-in-control. Assuming all outstanding SSARs, RSUs and PSAs are assumed in a change-in-control on such date, no amounts were payable to our NEOs upon a change-in-control effective at December 31, 2023.

With termination of employment: Pursuant to our 2018 Plan, and our CICSP in effect at December 31, 2023, if a NEO’s employment is terminated without “cause,” or they resign for “good reason,” within 18 months following a change-in-control, the NEO would be eligible for the following compensation and benefits:
•Lump sum payment equal to 2.0 multiplied by the sum of (i) the NEO’s annual base salary as in place on the termination date, or if higher, on the date of the change-in-control, and (ii) the NEO’s target annual EAIP for the year in which the change-in-control occurs, or if higher, on the date of the change-in-control (pursuant to the CICSP);
•Lump sum payment equal to the then premium cost of COBRA health continuation coverage for 12 months (pursuant to the CICSP);
•All unvested RSUs immediately vest (pursuant to the 2018 Plan);
•All PSAs immediately vest at the target performance level (pursuant to the 2018 Plan); and
•The balance of a NEO’s Deferred Compensation Plan account or Mirror Savings Plan account, if any, is paid (pursuant to the applicable plan).
The payments provided under the CICSP are conditioned upon the NEO’s execution and non-revocation of a general release of claims.
The following sets forth the payments and benefits our NEOs were eligible to receive at December 31, 2023 assuming their employment was terminated without cause, or they resigned for good reason, within 18 months following a change-in-control. SSARs with an exercise price that exceeded the closing stock price of the Company’s common stock on such date are not included in the table as they had no value.

	Mr. Somasundaram	Mr. Fisher	Mr. Bryant	Mr. Mahoney	Ms. Wright
Salary & EAIP	$3,970,454	$2,472,844	$2,382,464	$1,773,814	$1,674,842
RSUs	$5,686,423	$2,688,203	$2,323,041	$1,232,545	$1,155,470
PSAs	$8,741,122	$3,072,541	$2,464,973	$1,441,893	$1,451,182
Stock Options/SSARs	—	—	$17,558,810	$88,806	—
Deferred Compensation Plan or Mirror Savings Plan	$1,674,135	—	$380,212	—	—
Health, Welfare and Other Benefits	$21,720	$21,386	$21,581	$21,720	$7,019
Total:	$20,093,854	$8,254,975	$25,131,082	$4,558,778	$4,288,513
Payments on Death or Disability
If a NEO dies or becomes permanently and totally disabled, they or their estate, as the case may be, would receive the balance of the NEO’s Deferred Compensation Plan account and Mirror Savings Plan account, if any, all time-based RSUs would vest, the service condition of PSAs would be satisfied as to a pro-rata portion and the PSAs would remain outstanding for the performance period of the award, generally three years, and stock options and SSARs remain exercisable for five years or until their earlier expiration, pursuant to the terms of the 2018 Plan. The following sets forth the amounts our NEOs were eligible for at December 31, 2023 assuming a termination of their employment on such date due to their death or disability. SSARs with an exercise price that exceeded the closing stock price of the Company’s common stock on such date are not included in the table as they had no value.

	Mr. Somasundaram	Mr. Fisher	Mr. Bryant	Mr. Mahoney	Ms. Wright
RSUs	$5,686,423	$2,688,203	$2,323,041	$1,232,545	$1,155,470
PSAs(1)	$6,033,374	$2,153,595	$1,769,415	$990,034	$1,006,956
Stock Options/SSARs	—	—	$17,558,810	$88,806	—
Deferred Compensation Plan or Mirror Savings Plan	$1,674,135	—	$380,212	—	—
Total:	$13,393,933	$4,841,798	$22,031,478	$2,311,385	$2,162,426
(1)    Represents payout of 2021 PSAs at target, and payout of 2022 PSAs and 2023 PSAs at target and pro-rated for 24 months, and 12 months, respectively.

Definitions
The following terms have the meanings defined as set forth below for purposes of the compensation and benefits described above.
Under the 2018 Plan, “normal retirement” means (i) the termination of a participant’s employment with the Company and its affiliates if, at the time of such termination of employment, the participant has reached age 65, and (ii) the participant complies with the non-competition restrictions in the 2018 Plan. In the event that the stock or assets of a business unit of the Company or an affiliate that employs a participant is sold, a participant who has reached age 65 and remains employed by such business unit in good standing through the date of such sale, will be treated as having terminated employment with the Company and its affiliates in a normal retirement on the date of such sale, provided that the participant complies with the non-compete restrictions in the 2018 Plan.
Early retirement under the 2018 Plan is defined as (i) the executive has at least 10 years of service with the Company (including service with Dover), the sum of the executive’s age and years of service upon termination equals at least 65, and for awards initially granted by Dover on or after August 6, 2014, is at least 55 years old, and the executive complies with certain notice requirements (“Early Retirement I”), (ii) the executive has at least 15 years of service with the Company (including service with Dover), the sum of the executive’s age and years of service upon termination equals at least 70, and for awards granted on or after August 6, 2014, is at least 60 years old, and the executive complies with certain notice requirements (“Early Retirement II”), or (iii) the executive’s employment terminates because the business unit in which the executive is employed is sold and the executive remains in good standing until the closing date (“Early Retirement III”).
Under the Deferred Compensation Plan, “retirement” means, with respect to the NEO’s Deferred Compensation Plan account, the NEO’s termination of employment on or after (i) his or her 65th birthday, or (ii) his or her completion of 10 years of service and reaching age 55.
Under the ESP, “cause” means the NEO (i) engages in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of the NEO’s duties; (ii) breaches the NEO’s fiduciary duties to their employer; or the NEO’s willful failure to carry out the lawful directions of the person(s) to whom they report; (iii) engages in conduct which is demonstrably and materially injurious to their employer, or that materially harms the reputation, good will, or business of their employer; (iv)  engages in conduct which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral or illegal; (v) has been convicted of, or entered a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; (vi) has been found liable in any SEC or other civil or criminal securities law action or any cease and desist order applicable to the NEO is entered (regardless of whether or not the NEO admits or denies liability); (vii) has used or disclosed, without authorization, confidential or proprietary information of the Company or its subsidiaries; has breached any written or electronic agreement with the Company not to disclose any information pertaining to the Company or its subsidiaries or their customers, suppliers and businesses; or has breached any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Company or its subsidiaries; or (viii) has breached any of the Company’s policies applicable to the NEO, whether currently in effect or adopted after the effective date of the ESP.
Under the CICSP, “cause” means (i) willful misconduct, dishonesty or gross negligence in the performance of duties, breach of fiduciary duties to the Company, or willful failure to follow lawful directions, (ii) engaging in conduct materially injurious to the Company or materially harms the Company’s reputation, good will or business, (iii) engaging in conduct reported in the press which is scandalous, immoral or illegal; (iv) conviction of a felony, or a misdemeanor or moral turpitude, dishonesty or fraud, (v) being found liable in any securities law action or having a cease and desist order applied, (vi) breach of confidentiality, non-solicitation or non-competition provisions to which the executive is subject, or (vii) breach of Company policies. Under the CICSP, “Good Reason” includes (i) a material reduction in compensation, (ii) a material and adverse change in title, (iii) a material and adverse change in authority, responsibility or reporting relationship, or (iv) relocation or principal place of employment by 50 miles, unless the relocation does not increase the executive’s commute by more than 20 miles.

Pay-versus-Performance
Pay-versus-Performance Table
The following table provides information for the years 2023, 2022, 2021 and 2020 with respect to the compensation of our principal executive officer (“PEO”), which is our CEO, the average compensation of our other NEOs, and the performance measures set forth in the table, including the Company’s selected performance measure of annual total shareholder return.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income(5)	Annual TSR(6)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2023	7,622,277	8,212,797	2,442,001	2,514,313	88.26	107.14	318,719	1.9%
2022	7,179,497	11,733,138	2,490,632	3,948,594	86.49	107.11	156,563	44.6%
2021	5,775,292	8,589,691	2,042,922	3,465,632	59.83	67.34	114,240	32.1%
2020	2,952,261	(1,262,832)	1,010,380	351,935	45.29	56.62	(742,353)	-54.7%
____________________
(1)    For 2023, 2022, 2021 and 2020, our PEO was Mr. Somasundaram.
(2)     In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values do not materially differ from the assumptions disclosed at the time of grant. We did not report a change in pension benefit values for any of the years reflected in the table, and therefore adjustments to pension benefit values were not included in calculating “compensation actually paid” amounts reflected in these columns.
    In the calculation of compensation actually paid and presented in the table, the following amounts were deducted and added:

PEO	2023	2022	2021	2020
Total Compensation Reported in Summary Compensation Table for the Year Indicated	7,622,277	7,179,497	5,775,292	2,952,261
Less, Grant Date Fair Value of Stock Awards Reported in the Summary Compensation Table for the Year Indicated	(5,373,069)	(5,203,750)	(3,932,766)	(1,641,944)
Plus, Year-End Fair Value of Awards Granted in the Year Indicated that were Outstanding and Unvested at Year-End of Such Year	4,620,574	7,255,445	4,532,494	2,642,678
Plus, Change in Fair Value of Awards Granted in Prior Years that were Outstanding and Unvested at Year-End (From Prior Year-End to Year-End)	384,510	2,281,142	942,330	(3,816,849)
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in the Year Indicated (From Prior Year-End to Vesting Date)	958,505	220,805	1,272,342	(1,398,978)
Total Adjustments	590,520	4,553,641	2,814,399	(4,215,093)

Average of Non-PEO NEOs	2023	2022	2021	2020
Average Total Compensation Reported in Summary Compensation Table for the Year Indicated	2,442,001	2,490,632	2,042,922	1,010,380
Less, Average Grant Date Fair Value of Stock Awards Reported in the Summary Compensation Table for the Year Indicated	(1,336,536)	(1,432,023)	(1,099,468)	(383,067)
Plus, Average Year-End Fair Value of Awards Granted in the Year Indicated that were Outstanding and Unvested at Year-End of Such Year	574,677	1,002,840	633,505	303,859
Plus, Average Change in Fair Value of Awards Granted in Prior Years that were Outstanding and Unvested at Year-End (From Prior Year-End to Year-End)	73,568	251,642	230,016	(329,187)
Plus, Average Change in Fair Value of Awards Granted in Prior Years that Vested in the Year Indicated (From Prior Year-End to Vesting Date)	74,905	253,855	679,155	(149,815)
Average Total Adjustments	72,312	1,457,962	1,450,698	(658,446)
Neither our PEO nor the other NEOs had any awards that vested in the same year they were granted, any awards granted in prior years that failed to vest, or any dividends or other earnings paid on awards in the year prior to vesting that are not reflected in total compensation for the applicable year, and therefore, no adjustments for those items were included in calculating “compensation actually paid.”
(3)    For 2023 and 2022, our non-PEO NEOs were Messrs. Fisher, Bryant, and Mahoney and Ms. Wright. For 2021, our non-PEO NEOs were Messrs. Fisher, Bryant and Mahoney and Ms. Wright, as well as Jay Nutt, who served as our Senior Vice President and Chief Financial Officer through January 2021. For 2020, our non-PEO NEOs were Messrs. Nutt and Mahoney, Ms. Wright, and Syed Raza, our Senior Vice President and Chief Digital Officer.

(4)    The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023 pursuant to Item 201(e) of Regulation S-K: Philadelphia Oil Service Index (PHLX).
(5)    Represents, in thousands, the amount of net income reflected in the Company’s audited financial statements for the year indicated.
(6)    We have selected Annual TSR as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link “compensation actually paid” to our NEOs to company performance for fiscal year 2023. Annual TSR is expressed as a percentage and calculated using the following formula: (a) the sum of the closing price of the Company’s Common Stock on the last business day of the fiscal year plus dividends per share paid in that year, less (b) the closing price of the Company’s Common Stock on the last business day of the prior fiscal year, divided by (c) the closing price of the Company’s Common Stock on the last business day of the prior fiscal year.
Pay-versus-Performance Comparative Disclosure
The following reflect the relationships between (i) compensation actually paid (“CAP” in the graphics below) to our PEO, and the average of compensation actually paid to our non-PEO NEOs, to our net income, cumulative TSR, and Annual TSR for the years 2020 through 2023, and (ii) the Company’s cumulative TSR to our peer group TSR for the same period.

CAP to Net Income
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

CAP to Company Cumulative TSR
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Cumulative TSR

CAP to Company Annual TSR
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Annual TSR

Company TSR to Peer Group TSR
2020
2021
2022
2023
Company TSR
Peer Group TSR

Pay-versus-Performance Tabular List
The following table lists our most important performance measures used by us to link compensation actually paid to our NEOs to company performance for fiscal year 2023. The performance measures included in the table are not ranked by relative importance.
Most Important Financial Measures
Annual TSR
Consolidated Adjusted EBITDA
Consolidated Adjusted Free Cash Flow

Shareholder Proposals and Nominations for the 2025 Annual Meeting
_____________________________________________________________________________________________
ChampionX shareholders are entitled to present proposals for consideration at the 2025 Annual Meeting provided they comply with the proxy rules promulgated by the SEC and our by-laws. If you are a record owner of ChampionX common stock and you wish to submit a proposal for potential inclusion in the proxy statement for the 2025 Annual Meeting, you must notify the Secretary of ChampionX of your intent in writing. All notices must contain the information required by, and otherwise comply with, Rule 14a-8 under the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year; however, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. We currently expect to hold the 2025 Annual Meeting within 30 days of May 15, 2025. Therefore, we have determined that Rule 14a-8 shareholder proposals must be received by the Company at its principal executive offices by December 4, 2024 unless otherwise announced by the Company prior to the 2025 Annual Meeting.
If you are a record owner of ChampionX common stock and you wish to present a proposal or a proposed director candidate at the 2025 Annual Meeting, but do not wish to have your proposal or director candidate considered for inclusion in the proxy statement or proxy card for the 2025 Annual Meeting, you must notify the Secretary of ChampionX of your intent in writing. All notices must contain the information required by Section 2.15 of the ChampionX by-laws. The notice must be delivered to our Secretary at our principal executive offices not earlier than the close of business on January 15, 2025 and not later than the close of business on February 14, 2025, being 120 days and 90 days, respectively, prior to the date of the first anniversary of the Meeting. In the event that the 2025 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the Meeting, notice by a shareholder in order to be timely must be so delivered not later than the close of business on the tenth day following the day on which notice of the date of the 2025 Annual Meeting is mailed or public disclosure of the date of the 2025 Annual Meeting is made, whichever first occurs.
In addition to satisfying the notice, informational and other requirements contained in the ChampionX by-laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than March 17, 2025 (assuming the date of the 2025 Annual Meeting has not been changed by more than 30 days from the anniversary date of the Meeting). If the date of the 2025 Annual Meeting is changed by more than 30 days from the anniversary date of the Meeting, then notice must be provided by the later of 60 days prior to the date of the 2025 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.

Dated: April 3, 2024

By authority of the Board of Directors,

JULIA WRIGHT Senior Vice President, General Counsel and Secretary

#WeAreChampionX

CHAMPIONX

2445 Technology Forest Blvd.
The Woodlands, TX 77381

championX.com

CHAMPIONX VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by the start of the meeting.

Online
Go to **www.envisionreports.com/CHX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Heidi S. Alderman	☐	☐	☐
02 - Mamatha Chamarthi	☐	☐	☐
03 - Carlos A. Fierro	☐	☐	☐
04 - Gary P. Luquette	☐	☐	☐
05 - Elaine Pickle	☐	☐	☐
06 - Stuart Porter	☐	☐	☐
07 - Daniel W. Rabun	☐	☐	☐
08 - Sivasankaran Somasundaram	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Public Accounting Firm for 2024	☐	☐	☐
3. Advisory Vote to Approve the Compensation of ChampionX's Named Executive Officers for 2023	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03YA6C

2024 Annual Meeting Admission Ticket

The 2024 Annual Meeting of ChampionX Corporation Shareholders
May 15, 2024, 8:00 am CT
Virtually via the Internet at https://meetnow.global/MWX5FQN

To participate in the virtual meeting, you will need the control number printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/CHX

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CHX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ChampionX Corporation

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Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2024

Sivasankaran ("Soma") Somasundaram and Julia Wright, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ChampionX Corporation to be held on May 15, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees for the Board of Directors listed on the reverse side and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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